UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the
Securities Exchange Act of 1934
(Amendment No.     )

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Silgan Holdings Inc.
(Name of Registrant as Specified In Its Charter)

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4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on May 30, 2023

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, at 9:00 a.m. on May 30, 2023, for the following purposes:

1.	To elect three directors of the Company to serve until the Company’s annual meeting of stockholders in 2026 and until their successors are duly elected and qualified;

2.	To approve the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;

5.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 5, 2023 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 20, 2023

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first five items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 30, 2023

This Proxy Statement and the Company’s Annual Report for 2022 are available at

www.silganholdings.com/proxyandannualreport

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

To be Held on May 30, 2023

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, on May 30, 2023, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 20, 2023.

Only holders of record of our Common Stock as of the close of business on April 5, 2023, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had 110,252,446 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the election of the nominees for director listed below to serve until our annual meeting of stockholders in 2026 and until their successors are duly elected and qualified, FOR the approval of the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers and FOR, on an advisory basis, a frequency of every year for future advisory votes on the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. Therefore, your broker is not able to vote on your behalf in any director election or with respect to the second, fourth and fifth matters specified in the Notice of Meeting, in each case without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of each of the first, second and third matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting, and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. With respect to the fifth matter specified in the Notice of Meeting, the Company will consider the alternative (every year, two years or three years), if any, that receives a majority of votes cast at the Meeting as the non-binding alternative selected by stockholders. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to any matter specified in the Notice of Meeting will not be counted in determining the total number of votes cast for such matter or in determining whether such proposal has received the requisite number of affirmative votes.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, SUITE 400, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of nine members, divided into three classes designated as Class I, Class II and Class III. We currently have three Class I Directors, three Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class II Directors expires.

Since our annual meeting of stockholders last year, we amended the Amended and Restated Stockholders Agreement dated as of November 6, 2001, or the Previous Stockholders Agreement, among R. Philip Silver, D. Greg Horrigan and the Company to remove the contractual right of Messrs. Silver and Horrigan to nominate for election all Directors of the Company. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for further information. As a result, our Board of Directors established a Nominating Committee comprised entirely of independent Directors whose primary responsibility is to assist our Board of Directors in identifying qualified candidates as nominees for our Board of Directors. All of the nominees for Class II Director of the Company for the Meeting were nominated by the Nominating Committee. You should read the section in this Proxy Statement titled “—Committees of the Board of Directors—Nominating Committee” for further information on the Nominating Committee. Additionally, since our annual meeting of stockholders last year, our Board of Directors increased the number of Directors comprising our Board of Directors from eight to nine and elected Niharika Ramdev as a Class II Director of the Company, increasing the gender and ethnic diversity of our Board of Directors.

Our Class II Directors currently are Leigh J. Abramson, D. Greg Horrigan and Niharika Ramdev. As announced on April 6, 2023, Mr. Horrigan has decided not to seek re-election at the Meeting as a Class II Director of the Company. Our Nominating Committee has nominated, which nominations were approved by our Board of Directors, each of Mr. Abramson and Ms. Ramdev for re-election as a Class II Director of the Company and Robert B. Lewis, our Executive Vice President, Corporate Development and Administration, for election as a Class II Director of the Company, with each nominee to serve until our annual meeting of stockholders in 2026 and until his or her successor has been duly elected and qualified.

Each nominee for Class II Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated by our Nominating Committee and approved by our Board of Directors of the Company.

We provide below certain information regarding each nominee for Class II Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2022), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that the nominee and each Director brings to our Board of Directors. We believe that each nominee and each current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience, risk management experience and finance and accounting experience.

Nominees for election as Director (Class II)—term expiring 2026

Leigh J. Abramson, age 54, has been one of our Directors since August 2018. Mr. Abramson previously served as a Director of the Company from September 1996 until July 2003. Mr. Abramson has been a Partner and Head of the Industrial Growth Group of Gryphon Investors, a private equity firm, since March 2020. Mr. Abramson was a Managing Director and Partner of Metalmark Capital, a private equity fund, since its founding in 2004 until June 2019. Prior to that, Mr. Abramson was with Morgan Stanley Capital Partners from 1992 until 2004, and he began his career in Morgan Stanley’s Investment Banking Division in 1990 until 1992. Mr. Abramson has also served, and currently serves, as a director for several private companies. Mr. Abramson brings to our Board of Directors extensive experience in corporate strategy, mergers and acquisitions and financial matters.

Robert B. Lewis, age 58, has been our Executive Vice President, Corporate Development and Administration since March 2023. From August 2004 until March 2023, he was our Executive Vice President and Chief Financial Officer. Previously, Mr. Lewis was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August 2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer. Mr. Lewis would bring to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, significant senior financial officer and finance experience and extensive executive management experience.

Niharika Ramdev, age 53, has been one of our Directors since November 2022. Ms. Ramdev spent over two decades with General Motors Company, having served as Chief Financial Officer for the Global Cadillac division from January 2018 to April 2019, Chief Financial Officer for General Motors International from July 2015 to January 2018, Vice President of Finance and Treasurer from April 2014 through June 2015, and Chief Financial Officer for Global Purchasing and Supply Chain from August 2011 through March 2014. Prior to that, she held a variety of other finance leadership roles within General Motors Company. Ms. Ramdev received her undergraduate degree from the University of Bombay in Mumbai, India, where she worked as an accountant and senior financial consultant before earning her M.B.A. from Harvard Business School. Ms. Ramdev currently serves as a director and audit committee member for both Triton International Limited, a leading intermodal container leasing company, and Kaman Corporation, a diversified company that conducts business in the aerospace and defense, industrial and medical markets. Ms. Ramdev previously served as a director for Renewable Energy Group, Inc., which was acquired by Chevron Corporation, and XL Fleet Corp., now Spruce Power Holding Corporation. Ms. Ramdev brings to our Board of Directors extensive experience in finance, risk management, supply chain and international operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS II) OF THE COMPANY.

Incumbent Directors (Class III)—term expiring 2024

Anthony J. Allott, age 58, has been one of our Directors since 2006. Since April 2022, Mr. Allott has been our Chairman of the Board in a non-executive capacity and also serves as an employee of the Company providing certain advisory services. Prior to that, Mr. Allott was our Chairman of the Board in an executive capacity from April 2019 through March 2022. From March 2006 through August 2021, Mr. Allott was our Chief Executive Officer, and from August 2004 through March 2019 Mr. Allott was our President. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of

Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott is a co-founder and partner of Waypoint Investors, LLC and currently serves as a director of a private company. Mr. Allott brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry and extensive executive management experience.

William T. Donovan, age 70, has been one of our Directors since January 2018. Mr. Donovan was Chair of the Board of Rockland Industrial Holdings, LLC, a privately held manufacturer of wood flooring products for the truck trailer and container industries, from April 2006 until December 2013. From 1997 until 2005, he served as President, Chief Executive Officer and a director of Total Logistics, Inc., a company engaged in providing integrated logistics services, facility management and industrial product manufacturing that had been a publicly traded company listed on Nasdaq prior to its acquisition by Supervalu Inc. From 1987 to 1997, Mr. Donovan served as President, Chief Financial Officer and a director of Christiana Companies, Inc., a provider of warehousing and logistic services and manufacturer of drill pipe and downhole tools that had been a publicly traded company listed on the New York Stock Exchange prior to its merger with Weatherford International, Inc. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. From 1976 to 1980, Mr. Donovan was an officer with Manufacturers Hanover Trust Company, now part of JPMorgan Chase & Co., where he specialized in merger and acquisition financing. Mr. Donovan is currently a director of Precision Drilling Corporation, an onshore drilling company and service provider to the oil and natural gas industries and a publicly traded company listed on the Toronto Stock Exchange and the New York Stock Exchange, and has served in that capacity since December 2008. Prior to that, Mr. Donovan was a director of Grey Wolf, Inc., an international land-based provider of contract drilling services to the oil and natural gas industries and a publicly traded company that had been listed on the American Stock Exchange, from June 1997 until December 2008 prior to its acquisition by Precision Drilling Corporation. Mr. Donovan has also served as a director of several other private companies. Mr. Donovan brings to our Board of Directors significant executive management, merger and acquisition and finance experience, as well as experience as a public company director.

Joseph M. Jordan, age 76, has been one of our Directors since March 2014. Mr. Jordan is a retired partner of KPMG LLP, where he was employed from April 1981 until his retirement in September 2009. At KPMG, Mr. Jordan was a partner in its Financial Services practice, serving banking and insurance company clients. He served as partner-in-charge of KPMG’s New York Insurance Practice and was KPMG’s National Director of Insurance Tax Services. Mr. Jordan also served as a partner in KPMG’s Department of Professional Practice, specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Following his retirement from KPMG, Mr. Jordan has served as an independent consultant. Prior to joining KPMG, Mr. Jordan began his professional career with the United States Department of Treasury. Mr. Jordan brings to our Board of Directors extensive experience in accounting and financial matters, particularly for public companies.

Incumbent Directors (Class I)—term expiring 2025

Kimberly A. Fields, age 53, has been one of our Directors since July 2019. Ms. Fields currently serves as Executive Vice President and Chief Operating Officer of ATI Inc. (previously Allegheny Technologies Incorporated), a position she has held since January 2022. ATI is a global manufacturer of technically advanced specialty materials and complex components, including stainless-steel sheet, specialty plate and specialty coil, and a publicly traded company listed on the New York Stock Exchange. Prior to her current position, Ms. Fields served as Executive Vice President, High Performance Materials & Components (HPMC) and Advanced Alloys & Solutions (AA&S) of ATI from January 2021 through December 2021 and as Executive Vice President, Flat Rolled Products Group of ATI from April 2019 through December 2020. Prior to joining ATI, Ms. Fields was Group President for IDEX Corporation, a company that develops, designs and manufactures fluidics systems and specialty engineered products and a publicly traded company listed on the New York Stock Exchange, from July 2015 until April 2019. Previously, Ms. Fields was President, Specialty Compression and GAST Manufacturing of IDEX Corporation from April 2014 until July 2015. Prior to that, Ms. Fields was Executive Vice President for the Flat Products Group at Evraz North America, Inc., a global vertically integrated steel making and mining company, since September 2011. Ms. Fields has also held leadership positions in operations, business development and engineering at General Electric Company, Alcoa, Inc., Metalspectrum,

LLC, Boston Consulting Group and Owens Corning. Ms. Fields brings to our Board of Directors extensive executive management and manufacturing leadership experience.

Adam J. Greenlee, age 49, has been one of our Directors since November 2022. Mr. Greenlee has been our Chief Executive Officer since September 2021 and our President since April 2019. Mr. Greenlee was our Chief Operating Officer from August 2009 through August 2021. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003. Mr. Greenlee brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, extensive executive management experience and operations and manufacturing leadership. Mr. Greenlee also serves as our Chief Executive Officer and President.

Brad A. Lich, age 55, has been one of our Directors since October 2019. Mr. Lich currently serves as Executive Vice President and Chief Commercial Officer of Eastman Chemical Company, or Eastman Chemical, a position he has held since March 2016. Eastman Chemical is a global advanced materials and specialty additives company that produces a broad range of products found in items people use every day and is a publicly traded company listed on the New York Stock Exchange. Mr. Lich is responsible for the Advanced Materials and Fibers segments of Eastman Chemical, as well as the leadership of its marketing, sales, procurement and regional operations. Prior to his current position, Mr. Lich served as Executive Vice President, Advanced Materials & Additives & Functional Products of Eastman Chemical since January 2014. Mr. Lich joined Eastman Chemical in 2001 and has been steadily promoted to positions of increasing responsibility and leadership throughout his tenure. Prior to joining Eastman Chemical, Mr. Lich held various leadership and commercial roles with Coatingsmart, Inc., E-Chemicals, Inc., The Valspar Corporation and The Dow Chemical Company. Mr. Lich brings to our Board of Directors extensive executive management and commercial leadership experience.

Each of Messrs. Abramson and Horrigan was elected as a Director of the Company at our annual meeting of stockholders in 2020. Messrs. Allott, Donovan and Jordan were elected as Directors of the Company at our annual meeting of stockholders in 2021. Ms. Fields and Mr. Lich were elected as Directors of the Company at our annual meeting of stockholders in 2022. Mr. Greenlee was appointed a Director of the Company in November 2022 by the unanimous vote of our Board of Directors pursuant to our Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy created upon the increase in size of our Board of Directors from seven to eight members. Ms. Ramdev was appointed a Director of the Company in November 2022 by the unanimous vote of our Board of Directors pursuant to our Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy created upon the increase in size of our Board of Directors from eight to nine members. Ms. Ramdev was identified by a third party search firm, to whom the Company paid a customary fee for the identification of director candidates.

Each of Leigh J. Abramson, William T. Donovan, Kimberly A. Fields, Joseph M. Jordan, Brad A. Lich and Niharika Ramdev is an “independent director,” as defined in the listing standards of the New York Stock Exchange. The independent directors held four meetings during 2023 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met six times and acted by written consent six times during 2022. Each of our Directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2022 during which such person was a Director and (2) the total number of meetings held in 2022 by all committees of the Board of Directors on which such person served during which such person was a Director.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives. Our Nominating Committee assists our Board of Directors in identifying qualified candidates to become nominees for our Board of Directors of the Company.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of Directors considers many factors. At this time, each of the positions of Chairman of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in the consumer goods packaging industry and extensive executive management experience with the Company. Our Chairman of the Board has extensive experience in leading the Company, most recently having served as our Chief Executive Officer through August 2021, and has nearly thirty years of experience in the packaging industry. With his substantial knowledge of the Company and the consumer goods packaging industry and extensive executive management experience, our Chairman of the Board effectively leads our Board of Directors in its fundamental role of overseeing the business and affairs of the Company.

As part of each regularly scheduled quarterly meeting of our Board of Directors, our non-management Directors meet without the presence of management. These meetings allow our non-management Directors to discuss matters involving the Company without the presence of any member of management. Additionally, at each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors, allowing our independent Directors to discuss matters involving the Company without the presence of management or any inside director.

Corporate Governance Guidelines and Business Ethics Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to comply with the New York Stock Exchange Listed Company Manual. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.silganholdings.com/corporatedocuments. The information provided on or accessible through the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to the Company’s website provided in this proxy statement. Copies of the Corporate Governance Guidelines and Code of Business Conduct and Ethics may also be obtained upon request from our Corporate Secretary.

Committees of the Board of Directors

Our Board of Directors has three standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2022, the Audit Committee held nine meetings and acted by written consent twice. The Audit Committee currently consists of Messrs. Jordan, Abramson, Donovan and Lich and Ms. Fields and Ms. Ramdev, each of whom our Board of

Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the New York Stock Exchange and the applicable rules of the SEC. All of our “independent directors” are members of the Audit Committee. Mr. Jordan is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Messrs. Jordan, Abramson and Donovan and Ms. Ramdev meets the criteria of an “audit committee financial expert” under applicable rules of the SEC. Mr. Jordan’s extensive background and experience includes serving as a financial services partner at KPMG and as a partner in KPMG’s Department of Professional Practice specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Mr. Abramson’s extensive experience includes evaluating and analyzing financial statements and serving on various audit committees and performing functions of an audit committee for various companies. Mr. Donovan’s extensive background and experience includes serving as a principal financial officer of a public company and actively supervising a principal financial officer of a public company. Ms. Ramdev’s extensive background and experience includes more than twenty years serving in several senior financial officer and finance management positions for a public company. A copy of the written charter of the Audit Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, pursuant to the terms of the Silgan Holdings Inc. Amended and Restated 2004 Stock Incentive Plan, as amended, or the Prior Stock Incentive Plan, and until its expiration on December 31, 2022 the Compensation Committee was responsible for administering the Prior Stock Incentive Plan, making awards and grants under the Prior Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the Prior Stock Incentive Plan. If approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Compensation Committee will have similar responsibilities under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants for certain matters regarding director and executive officer compensation. In 2022, the Compensation Committee engaged Meridian Compensation Partners, LLC, a compensation consultant, to perform competitive assessments of the compensation of our Directors and our executive officers, including our named executive officers. The compensation consultant reports to the Compensation Committee rather than to management of the Company, although the compensation consultant may meet with management periodically to gather information as needed as requested by the Compensation Committee. The compensation consultant does not provide services to management of the Company. In selecting the compensation consultant, the Compensation Committee considered factors relevant to the compensation consultant’s independence, including the factors set forth in applicable rules of the New York Stock Exchange and the SEC. In considering these independence factors, the Compensation Committee determined that the services provided by Meridian Compensation Partners, LLC in 2022 did not raise any conflicts of interest or independence issues. The Compensation Committee held three meetings and acted by written consent twice during 2022. The Compensation Committee currently consists of Messrs. Abramson, Donovan, Jordan and Lich and Ms. Fields and Ms. Ramdev, each of whom is an “independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the New York Stock Exchange. All of our “independent directors” are members of the Compensation Committee. Mr. Abramson became Chairperson of the Compensation Committee on November 28, 2022. Prior to that, Mr. Donovan was the Chairperson of the Compensation Committee. A copy of the written charter of the Compensation Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

3. Nominating Committee. The Nominating Committee was established by the Board of Directors of the Company on November 28, 2022. Pursuant to its written charter, the Nominating Committee is responsible for leading the search for, identifying and screening qualified candidates for the Board of Directors of the Company and recommending to the Board of Directors of the Company nominees to stand for election or re-election to the

Board of Directors of the Company. The Nominating Committee is required to consider candidates with diverse backgrounds for the Board of Directors of the Company. The Nominating Committee is also required to consider candidates for the Board of Directors of the Company from stockholders of the Company. In identifying candidates for the Board of Directors of the Company, the Nominating Committee seeks individuals who have the highest personal and professional ethics and integrity with qualities of leadership, character and judgement and who will be effective in representing the long-term interests of the stockholders of the Company. The Nominating Committee considers each candidate’s experience, skills and expertise, including diversity of background, as well as other factors that it may deem relevant, as part of its process for recommending nominees to the Board of Directors of the Company. In addition, the Nominating Committee recommends changes to the Board of Directors of the Company with respect to the Company’s Corporate Governance Guidelines and assists the Board of Directors with its annual evaluation and its evaluation of management as required by the Board of Directors. In carrying out its responsibilities, the Nominating Committee may, in its sole discretion, engage search firms, consultants, legal counsel and other advisors.

The Nominating Committee currently consists of Messrs. Donovan, Abramson, Jordan and Lich and Ms. Fields and Ms. Ramdev, each of whom is an “independent director” as required by the written charter of the Nominating Committee and the applicable listing standards of the New York Stock Exchange. All of our “independent directors” are members of the Nominating Committee. Mr. Donovan became Chairperson of the Nominating Committee upon its establishment on November 28, 2022. A copy of the written charter of the Nominating Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary. Because the Nominating Committee was not established until November 28, 2022, the Nominating Committee did not meet in 2022.

On November 28, 2022, the Company and R. Philip Silver, who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, one of our current Directors on our Board of Directors, entered into the Second Amended and Restated Stockholders Agreement, or the Stockholders Agreement, which amended and restated the Previous Stockholders Agreement. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock.

Retirement Policy

We have a retirement policy pursuant to which an individual may not be nominated to serve on the Board of Directors of the Company if that person will reach the age of 75 during their elected term without the prior approval of the Board of Directors of the Company. The retirement policy does not apply to individuals nominated pursuant to the Stockholders Agreement.

Stockholder Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders to send communications to it. Security holders may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office in Stamford, Connecticut. If the Company receives at its office in Stamford, Connecticut any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be, as appropriate.

COMPENSATION OF DIRECTORS

In 2022, our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates were paid as follows:

•	an annual retainer of $110,000 for service on our Board of Directors, plus reimbursement for business related travel and other reasonable out-of-pocket expenses;

•	an annual retainer fee of $12,000 for service on the Audit Committee for each member of the Audit Committee of our Board of Directors;

•	an annual retainer fee of $12,000 for service on the Compensation Committee for each member of the Compensation Committee of our Board of Directors; and

•	an annual retainer fee of $25,000 for service as a chairperson for each chairperson of the Audit Committee, Compensation Committee and Nominating Committee of our Board of Directors.

In addition, in 2022 each of our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates received an annual equity based director award pursuant to the Prior Stock Incentive Plan on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $125,000 as of the date of grant. For any Director elected to our Board of Directors subsequent to the annual meeting of stockholders of the Company, such Director was also granted, on the first business day after the next annual meeting of stockholders of the Company, an additional equity based director award pursuant to the Prior Stock Incentive Plan equal to a pro rata amount (based on the number of days that such Director served as a Director of the Company during the period from the last annual meeting of stockholders of the Company to and including the next annual meeting of stockholders of the Company) of the annual equity based director award granted to Directors following the annual meeting of the stockholders of the Company in such particular year. The equity based director awards were made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the Prior Stock Incentive Plan. If approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan contains the same terms as the Prior Stock Incentive Plan in respect of director equity awards.

Additionally, any non-executive Chairman of the Board of our Board of Directors is paid an annual retainer fee of $130,000 for service as Chairman of the Board of our Board of Directors.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2022.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)

Anthony J. Allott(4)	$ 97,500	$ 0	$0	$0	$0	$ 0	$ 97,500
Leigh J. Abramson(5)	$136,310	$124,992	$0	$0	$0	$ 8,922	$270,224
William T. Donovan(5)	$159,000	$124,992	$0	$0	$0	$ 7,164	$291,156
Kimberly A. Fields(5)	$134,000	$124,992	$0	$0	$0	$ 7,047	$266,039
Adam J. Greenlee(6)	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
D. Greg Horrigan(5)	$110,000	$124,992	$0	$0	$0	$17,033	$252,025
Joseph M. Jordan(5)	$159,000	$124,992	$0	$0	$0	$ 1,305	$285,297
Brad A. Lich(5)	$134,000	$124,992	$0	$0	$0	$ 6,449	$265,441
Niharika Ramdev(5)(7)	$ 21,848	$ 0	$0	$0	$0	$ 0	$ 21,848
R. Philip Silver(7)	$ 92,364	$124,992	$0	$0	$0	$ 1,305	$218,661

(1)

For Mr. Allott, the amount in column (b) represents the amount paid to him for services as the Non-Executive Chairman of the Board of our Board of Directors during the period April 1, 2022 through December 31, 2022. For each of Messrs. Abramson, Donovan, Horrigan, Jordan, Lich and Silver and Ms. Fields and Ms. Ramdev, the amount in column (b) represents the amount paid to such person for services as a Director and on committees of the Board of Directors as described above.

(2)

For each of Messrs. Abramson, Donovan, Horrigan, Jordan, Lich and Silver and for Ms. Fields, the amount in column (c) reflects the grant date fair value of 2,833 restricted stock units (representing the right to receive 2,833 shares of Common Stock upon vesting) granted on June 1, 2022 pursuant to and under the Prior Stock Incentive Plan. All of these restricted stock units vest in a single installment on the date of the following annual meeting of stockholders of the Company. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on June 1, 2022 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3)

For Mr. Abramson, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting and dividend equivalents of $7,617 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Donovan, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting and dividend equivalents of $5,859 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Ms. Fields, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting and dividend equivalents of $5,742 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Horrigan, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting and dividend equivalents of $15,728 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For each of Messrs. Jordan and Silver, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting. For Mr. Lich, the amount in column (g) consists of dividend equivalents of $1,305 paid on unvested restricted stock units upon their vesting and dividend equivalents of $5,143 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)

Mr. Allott served as our Chairman of the Board in an executive capacity through March 31, 2022. From January 1, 2022 until March 31, 2022, Mr. Allott received compensation for his service as an executive officer of the Company of $306,939 and dividend equivalents of $240,254 in respect of restricted stock units that vested on March 1, 2022. Effective April 1, 2022, Mr. Allott was appointed Chairman of the Board of our Board of Directors in a non-executive capacity. Mr. Allott also continued to serve as an employee of the Company providing certain advisory services. Since Mr. Allott was an employee of the Company during 2022, Mr. Allott was not paid any annual retainer for services as a Director of the Company and did not receive any director award under the Prior Stock Incentive Plan. From April 1, 2022 until December 31, 2022, Mr. Allott received a salary of $82,500 for his services as an employee of the Company providing certain advisory services. In addition, as an employee of the Company in 2022, Mr. Allott received $1,671 in group term life insurance premiums paid on his behalf in 2022 and an award of 2,833 restricted stock units granted to him on November 2, 2022 under the Prior Stock Incentive Plan with a grant date fair value of $132,230 (calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units by the number of restricted stock units granted on such grant date in accordance with FASB ASC Topic 718).

(5)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2022 is as follows:

Mr. Abramson – 2,833 unvested restricted stock units and 12,644 vested but deferred restricted stock units

Mr. Donovan – 2,833 unvested restricted stock units and 9,896 vested but deferred restricted stock units

Ms. Fields – 2,833 unvested restricted stock units and 9,713 vested but deferred restricted stock units

Mr. Horrigan – 2,833 unvested restricted stock units and 23,980 vested but deferred restricted stock units

Mr. Jordan – 2,833 unvested restricted stock units

Mr. Lich – 2,833 unvested restricted stock units and 8,778 vested but deferred restricted stock units

Ms. Ramdev – 0 outstanding restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2022.

(6)

Mr. Greenlee was appointed a Director of the Company on November 2, 2022. As an officer and employee of the Company, Mr. Greenlee did not receive any annual retainer or any director award under the Prior Stock Incentive Plan for services as a Director of the Company.

(7)

Mr. Silver served as a Director of the Company during 2022 until his retirement from our Board of Directors on November 2, 2022. Ms. Ramdev was appointed a Director of the Company and a member of the Audit and the Compensation Committees of the Board of Directors of the Company on November 2, 2022. Ms. Ramdev did not receive any director award under the Prior Stock Incentive Plan in 2022.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2022). Information concerning Mr. Greenlee, our Chief Executive Officer and President, and Mr. Lewis, our Executive Vice President, Corporate Development and Administration, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Frank W. Hogan, III, age 62, has been our Executive Vice President, General Counsel and Secretary since January 2023. From June 2002 until December 2022, he was our Senior Vice President, General Counsel and Secretary. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

Jay A. Martin, age 49, has been our Senior Vice President since March 2023 and President of Silgan Plastics, our plastic container operations since August 2015. From January 2021 until March 2023, he was our Vice President. Prior to that, Mr. Martin was President of Silgan Plastic Closure Solutions from October 2012 until August 2015, and he was Vice President and General Manager of Silgan ipec Corporation from November 2010 until October 2012. Silgan Plastic Closure Solutions and Silgan ipec Corporation manufacture plastic closures within our closures business. Prior to November 2010, Mr. Martin was employed by IPEC Global, Inc. in various leadership positions from May 1996 until its acquisition by our closures business in November 2010, last serving as its Chief Operating Officer.

B. Frederik Prinzen, age 64, has been our Senior Vice President, Corporate Development since February 2014. From July 2008 until February 2014, Mr. Prinzen was our Vice President, Corporate Development. Previously, Mr. Prinzen was Chief Operating Officer of Alcan Pharmaceutical Packaging – Americas, a division of Alcan, Inc. Prior to that, Mr. Prinzen held various management positions with Shorewood Packaging Corporation, a subsidiary of International Paper Company, since 1993, last serving as Senior Vice President, Consumer Products Business and Senior Vice President, Manufacturing. Mr. Prinzen began his career in the consumer goods packaging industry with Paperboard Industries Corporation in 1987.

Kimberly I. Ulmer, age 55, has been our Senior Vice President, Chief Financial Officer and Treasurer since March 2023. From January 2022 until March 2023, she was our Senior Vice President, Finance and Treasurer. From January 2018 through December 2021, Ms. Ulmer was our Vice President, Finance and Treasurer. From March 2006 until January 2018, Ms. Ulmer was our Vice President and Controller. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Stacey J. McGrath, age 51, has been our Vice President, Tax since January 2022. From April 2016 until January 2022, Ms. McGrath worked at KPMG LLP as Senior Director, Mergers & Acquisitions – Tax and National Tax Transformation. From August 2011 until April 2016, she served as Senior Executive Director, International Tax, Corporate Planning Group for United Technologies Corporation. From July 2005 until August 2011, she was Vice President, International Tax and Senior Tax Counsel for GE Energy Financial Services and GE Capital Solutions at GE Capital. Prior to that, Ms. McGrath was Senior Manager, International Tax Services at PricewaterhouseCoopers LLP from 1999 to 2005. Ms. McGrath began her career at Deloitte & Touche from 1996 to 1998.

Daniel P. Murphy, age 52, has been our Vice President and Controller since January 2022. Previously, Mr. Murphy was our Controller since January 2018. From March 2008 until January 2018, Mr. Murphy was our Assistant Controller. Prior to that, Mr. Murphy was our Director of Accounting from August 2006 until March 2008. Prior to that, Mr. Murphy was employed by Vertrue Incorporated from 1997 to 2006. Mr. Murphy began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, from 1992 to 1997.

Thomas J. Snyder, age 56, has been President of Silgan Containers, our U.S. metal container operations, since October 2007. Prior to that, Mr. Snyder was Executive Vice President of Silgan Containers from July 2006 until October 2007 and Vice President – Sales & Marketing of Silgan Containers from July 2002 until July 2006. Mr. Snyder was Director of Sales of Silgan Containers from May 2000 until July 2002 and a National Account Manager for Silgan Containers from May 1993 until May 2000.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

On November 28, 2022, the Company and R. Philip Silver, who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, one of our current Directors on our Board of Directors, entered into the Stockholders Agreement, which amended and restated the Previous Stockholders Agreement among such parties that had replaced in its entirety a prior stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997. Such prior stockholders agreement had replaced prior organization and stockholders agreements entered into in December 1993 among the Company, Messrs. Silver and Horrigan and the other parties thereto, which prior agreements had replaced an organization agreement among the Company and the founding stockholders of the Company, including Messrs. Silver and Horrigan, entered into in June 1989. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock. The Stockholders Agreement terminates upon the death or disability of both of Messrs. Silver and Horrigan.

Other

In 2022, there were ordinary course transactions in which certain of our subsidiaries purchased raw materials from two companies, on one of which one of our Directors serves as an executive officer and on one of which one of our Directors serves as a director and, through his employer, as an investor. In each case, our Directors did not direct any such purchases. None of these transactions constituted a related party transaction that required approval by the Audit Committee.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2022, the Compensation Committee of our Board of Directors consisted of Messrs. Abramson, Donovan, Jordan and Lich and Ms. Fields and Ms. Ramdev (as of November 2, 2022), none of whom was an officer, former officer or employee of the Company. During 2022, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)

Anthony J. Allott(2)	583,837	*
Leigh J. Abramson(3)	22,977	*
William T. Donovan(4)	20,964	*
Kimberly A. Fields(5)	12,546	*
Adam J. Greenlee(6)	143,212	*
D. Greg Horrigan(7)	12,993,907	11.78%
Joseph M. Jordan(8)	29,656	*
Brad A. Lich(9)	11,611	*
Niharika Ramdev(10)	0	*
Robert B. Lewis(11)	179,023	*
Frank W. Hogan, III(12)	229,156	*
Jay A. Martin(13)	110,362	*
Thomas J. Snyder(14)	32,982	*
All current executive officers and directors as a group (17 persons)(15)	14,427,164	13.08%
R. Philip Silver(16)	12,574,773	11.41%
The Vanguard Group(17)	8,936,105	8.11%
BlackRock, Inc.(18)	7,274,599	6.60%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)	Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 583,837 shares of our Common Stock owned by him.

(3)

Mr. Abramson is a Director of the Company. The number of shares of our Common Stock owned by Mr. Abramson consists of 7,500 shares of our Common Stock owned by family trusts for which he has voting and dispositive power, 12,644 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the Prior Stock Incentive Plan for which he has deferred receipt and 2,833 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(4)

Mr. Donovan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Donovan consists of 8,235 shares of our Common Stock owned by him, 9,896 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the Prior Stock Incentive Plan for which he has deferred receipt and 2,833 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)

Ms. Fields is a Director of the Company. The number of shares of our Common Stock owned by Ms. Fields consists of 9,713 shares of our Common Stock that are issuable to her for restricted stock units granted to her pursuant to the Prior Stock Incentive Plan for which she has deferred receipt and 2,833 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(6)	Mr. Greenlee is a Director of the Company. The amount beneficially owned by Mr. Greenlee consists of 143,212 shares of our Common Stock owned by him.

(7)

Mr. Horrigan is a Director of the Company. The amount beneficially owned by Mr. Horrigan consists of 8,783,749 shares of our Common Stock owned by a family trust of which he and his spouse are the trustees with voting and dispositive power, 34,634 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 1,233,584 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which his spouse is the sole general partner with sole voting and dispositive power and over which he may be deemed to have shared voting and dispositive power, 2,515,127 shares of our Common Stock owned by family trusts of which his spouse is a trustee with voting and dispositive power and over which he may be deemed to have shared voting and dispositive power, 400,000 shares of our Common Stock owned by a family foundation of which he and his spouse are co-trustees with voting and dispositive power, 23,980 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the Prior Stock Incentive Plan for which he has deferred receipt and 2,833 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt. The address for Mr. Horrigan is c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901.

(8)

Mr. Jordan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jordan consists of 26,823 shares of our Common Stock owned by him and 2,833 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(9)

Mr. Lich is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lich consists of 8,778 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the Prior Stock Incentive Plan for which he has deferred receipt and 2,833 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(10)	Ms. Ramdev is a Director of the Company. Ms. Ramdev was appointed as a Director on November 2, 2022.

(11)	The number of shares of our Common Stock owned by Mr. Lewis consists of 179,023 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by Mr. Hogan consists of 229,156 shares of our Common Stock owned by him.

(13)	The number of shares of our Common Stock owned by Mr. Martin consists of 110,362 shares of our Common Stock owned by him.

(14)	The number of shares of our Common Stock owned by Mr. Snyder consists of 52,982 shares of our Common Stock owned by him.

(15)

The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 82,009 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to the Prior Stock Incentive Plan for which receipt has been deferred and (ii) restricted stock units granted pursuant to the Prior Stock Incentive Plan that will vest within 60 days after the Record Date.

(16)

All information regarding Mr. Silver is based solely upon Amendment No. 20 to Schedule 13G filed jointly by Mr. Silver and Mr. Horrigan with the SEC on February 10, 2023, reporting beneficial ownership as of December 31, 2022. The amount beneficially owned by Mr. Silver consists of 61,411 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 12,144,274 shares of our Common Stock owned by a family revocable trust of which he is the trustee with sole voting and dispositive power and 369,088 shares of our Common Stock owned by family trusts of which he is the investment trustee with sole voting and dispositive power. The address for Mr. Silver is c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901.

(17)

All information regarding The Vanguard Group is based solely upon Amendment No. 7 to Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2022. The Vanguard Group reported that it, along with certain of its wholly owned subsidiaries, (i) is the beneficial owner of 8,936,105 shares of our Common Stock, (ii) has shared power to vote or direct the vote for 35,882 shares of our Common Stock, (iii) has sole power to dispose or direct the disposition of 8,815,154 shares of our Common Stock and (iv) has shared power to dispose or direct the disposition of 120,951 shares of our Common Stock. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, as reported in its Amendment No. 7 to Schedule 13G.

(18)

All information regarding BlackRock, Inc. is based solely upon Amendment No. 6 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2023 on behalf of itself and certain of its subsidiaries, reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 7,274,599 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 7,103,043 shares of our Common Stock and (iii) has sole power to dispose or direct the disposition of 7,274,599 shares of our Common Stock. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055, as reported in its Amendment No. 6 to Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2022 based on total compensation, or, collectively, our Named Executive Officers. Our Named Executive Officers for the fiscal year ended December 31, 2022 were:

•	Adam J. Greenlee, our Chief Executive Officer and President;

•	Robert B. Lewis, our current Executive Vice President, Corporate Development and Administration and formerly our Chief Financial Officer for all of 2022;

•	Frank W. Hogan, III, our Executive Vice President, General Counsel and Secretary;

•	Jay A. Martin, our Senior Vice President and President of Silgan Plastics; and

•	Thomas J. Snyder, President of Silgan Containers.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of the Chief Executive Officer of the Company and all other executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the Prior Stock Incentive Plan and, if approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company. Additionally, the Compensation Committee reviews and makes recommendations to the Board of Directors of the Company relating to the compensation of Directors of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the named executive officers of the Company. In addition, the Compensation Committee is required to review and assess the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is currently comprised of six members, Leigh J. Abramson, William T. Donovan, Kimberly A. Fields, Joseph M. Jordan, Brad A. Lich and Niharika Ramdev. Mr. Donovan was the Chairperson of the Compensation Committee until November 28, 2022. Effective as November 28, 2022, Mr. Abramson became the Chairperson of the Compensation Committee. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the New York Stock Exchange, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting primarily of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that restricted stock units foster more balanced risk taking because they are more closely linked to direct ownership of stock than other forms of equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long-term value of the Company. In addition, executive officers of the Company, other than Mr. Greenlee, our Chief Executive Officer, or CEO, and President, and Mr. Lewis, receive other benefits typically provided to officers (such as retirement benefits and medical benefits), as further described below in “—Retirement and Other Benefits.”

2022 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2022, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2021, with approximately 95% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2022 on the compensation of our Named Executive Officers and did not implement any changes as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee and may be adjusted based on:

(i)	a general increase associated with inflation in the cost of living;

(ii)	a change in the individual’s responsibilities; and

(iii)	changes in competitive pay levels.

In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available compensation data including from the following manufacturing companies: AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Berry Global Group, Inc.; Clearwater Paper Corporation; Crown Holdings, Inc.; Graphic Packaging Holding Company; Greif, Inc.; O-I Glass, Inc.; Packaging Corporation of America; Pactiv Evergreen Inc.; Sealed Air Corporation; Sonoco Products Company; Sylvamo Corp.; and WestRock Co. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2022, the salaries of each of Messrs. Greenlee, Lewis, Hogan, Martin and Snyder were increased based on a general increase associated with inflation in the cost of living.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary that is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in extraordinary circumstances where warranted.

The table below sets forth summary information for 2022 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2022 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary

Adam J. Greenlee	Senior Executive	0% - 100%	100%	100%	$1,035,000	100%
(Chief Executive Officer and President)	Performance Plan

Robert B. Lewis	Holdings Executive	0% - 60%	60%	60%	$ 425,919	60%
(Executive Vice President, Corporate Development and Administration and former Chief Financial Officer)	Officer Program

Frank W. Hogan, III	Holdings Executive	0% - 60%	60%	60%	$ 326,219	60%
(Executive Vice President, General Counsel and Secretary)	Officer Program

Jay A. Martin	Incentive program	0% - 60%	30%	60%	$ 154,888	29.93%
(Senior Vice President and President of Silgan Plastics)	for our plastic container operations

Thomas J. Snyder	Incentive program	0% - 60%	30%	60%	$ 233,673	31.53%
(President of Silgan Containers)	for our U.S. metal container operations

Annual cash bonuses are paid to Mr. Greenlee under the Company’s Senior Executive Performance Plan, as amended, or the Senior Executive Performance Plan. For 2022, Mr. Greenlee was the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2022, the Compensation Committee evaluated competitive data and approved a maximum annual target cash bonus for Mr. Greenlee of 100% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee based its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2022, Messrs. Lewis and Hogan participated in a bonus program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee and under which annual cash bonuses were calculated on the same basis as under the Senior Executive Performance Plan. For 2022, the Compensation Committee approved maximum annual target cash bonuses for each of Messrs. Lewis and Hogan in an amount of 60% of their respective annual base salaries.

Under the Senior Executive Performance Plan and the Holdings Executive Officer Program, at the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participants under this plan and this program would receive the annual target cash bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the annual target cash bonus for which he was eligible for that year. For 2022, the performance goal established by the Compensation Committee under this plan and this program was the earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions and the impact from any foreign currency devaluations (Adjusted EBITDA) of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures during 2022 and unusual gains and unusual losses, and the performance goal target for the annual target cash bonus was the Adjusted EBITDA level of the Company for 2021 ($846.4 million), with the amount of the annual bonus under this plan and this program calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2022; with X being equal to a percentage, the numerator of which is the maximum annual target cash bonus for a particular person and the denominator of which is the Company’s Adjusted EBITDA for 2021.

The Company’s Adjusted EBITDA for 2022 was $964.0 million, which exceeded the performance goal target of $846.4 million. Therefore, each of Messrs. Greenlee, Lewis and Hogan received his annual target cash bonus for 2022 as noted above.

For 2023, Mr. Greenlee is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with the maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2023, the Compensation Committee evaluated competitive data and approved a maximum annual target cash bonus for Mr. Greenlee of 100% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee bases its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2023, the Compensation Committee set the performance goal for Mr. Greenlee under the Senior Executive Performance Plan as the net income of the Company before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from foreign currency devaluations and other pension income for U.S. pension plans, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures during 2023 and unusual gains and unusual losses, and the performance goal target for the maximum amount of his annual bonus as the 2022 net income of the Company before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from foreign currency devaluations and other pension income for U.S. pension plans, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures during 2022 and unusual gains and unusual losses, with the manner for calculating the amount of his annual bonus being the same as in 2022. If the performance goal target is met, then Mr. Greenlee will receive his annual target cash bonus for which he is eligible, or 100% of his annual salary. If the performance goal target is not met, then Mr. Greenlee will receive a pro rata amount of his annual target cash bonus for which he is eligible. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose net income before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income for U.S. pension plans from such calculation because such items are generally non-recurring and/or not indicative of the Company’s operating results. For 2023, the Compensation Committee approved an annual cash bonus program for each of Messrs. Lewis and Hogan pursuant to which each of them is eligible to receive a maximum annual target cash bonus in an amount of 75% of his annual base salary received in 2023, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Greenlee for 2023 under the Senior Executive Performance Plan. The maximum amount of the annual target cash bonus for Messrs. Lewis and Hogan was increased to 75% of annual base salary from 60% of annual base salary due to changes in competitive pay levels.

The Compensation Committee established annual bonus programs applicable to Messrs. Greenlee, Lewis and Hogan that are different from the annual cash bonus programs applicable to the other executive officers of the Company because they assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Greenlee, Lewis and Hogan are to retain such individuals and provide them with fair overall annual compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Greenlee, Lewis and Hogan focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Greenlee, Lewis and Hogan that, although not certain, should be attainable.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and non-financial goals. Participants in those programs are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. The Compensation Committee generally believes that a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The financial goals for the Company’s business operations for a given year are established at the beginning of such year by Messrs. Greenlee, Lewis and Hogan, or the Holdings Executives, and reviewed by the Compensation Committee. The remaining portion of the annual cash bonuses for the managers of the Company’s business operations is based upon non-financial goals. Such non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations and reviewed by the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. In determining levels of achievement for non-financial goals, the Compensation Committee relies upon the subjective evaluations of the Holdings Executives, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at regular quarterly meetings of the Board of Directors of the Company. Participants in the incentive programs of the Company’s business operations can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically participants can expect to receive generally between approximately 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Mr. Martin, Senior Vice President of the Company and President of Silgan Plastics, participated in an incentive program for the Company’s plastic container operations in 2022. Under the incentive program for our plastic container operations as approved by the Compensation Committee, Mr. Martin was eligible for an annual target bonus for 2022 of 30% of his annual salary received in 2022. For 2022, the Compensation Committee approved 75% of Mr. Martin’s annual target bonus of 30% of his annual salary, or 22.5% of his annual salary, being based upon the achievement of a financial goal by the Company’s plastic container operations and 25% of Mr. Martin’s annual target bonus of 30% of his annual salary, or 7.5% of his annual salary, being based upon the achievement of non-financial goals by the Company’s plastic container operations.

The financial goal for our plastic container operations for 2022, as approved by the Compensation Committee, was its budgeted net income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations and costs attributed to announced acquisitions, and subject to further adjustment as determined by the Compensation

Committee for unusual gains, unusual losses, unusual business impacts and acquisitions and/or divestitures completed during 2022 (Adjusted EBIT). The budgeted Adjusted EBIT for 2022 of our plastic container operations was compared to the actual Adjusted EBIT for 2022 of our plastic container operations. If the actual Adjusted EBIT of our plastic container operations for 2022 was between 96% and 104% of the budgeted Adjusted EBIT of our plastic container operations for 2022, then Mr. Martin would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal by our plastic container operations for 2022 (i.e., 22.5% of his annual salary). If the actual Adjusted EBIT of our plastic container operations for 2022 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for our plastic container operations for 2022, then the portion of Mr. Martin’s bonus payable based upon the achievement of a financial goal by our plastic container operations for 2022 would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
96%	22.5%
100%	22.5%
104%	22.5%
112%	45%

The non-financial goals for our plastic container operations for 2022, as approved by the Compensation Committee, were the following:

•	market leadership;
•	operational leadership;
•	free cash flow management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

For the portion of Mr. Martin’s bonus payable based upon non-financial goals for our plastic container operations (i.e., 25% of his annual target bonus of 30% of his annual salary, or 7.5% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2022. The bonus amount payable to Mr. Martin for 2022 based upon the achievement of non-financial goals by our plastic container operations in 2022 was 7.43% of his annual salary received in 2022, calculated as follows:

99% x 7.5% = 7.43%

In 2022, our plastic container operations achieved 96.6% of its budgeted Adjusted EBIT and 99.0% of its non-financial goals. Accordingly, Mr. Martin’s bonus for 2022 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 29.93% (22.5% plus 7.43%) of his annual salary received in 2022 (which equates to approximately 99.77% of his annual target bonus of 30% of his annual salary received in 2022).

Mr. Snyder, President of the Company’s U.S. metal container operations, participated in an incentive program for the Company’s U.S. metal container operations in 2022. Under the incentive program for our U.S. metal container operations as approved by the Compensation Committee, Mr. Snyder was eligible for an annual target bonus for 2022 of 30% of his annual salary received in 2022. For 2022, the Compensation Committee approved 70% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 21% of his annual salary, being based upon the achievement of a financial goal by the Company’s U.S. metal container operations and 30% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 9% of his annual salary, being based upon the achievement of non-financial goals by the Company’s U.S. metal container operations.

The financial goal for our U.S. metal container operations for 2022, as approved by the Compensation Committee, was its budgeted Adjusted EBIT. The budgeted Adjusted EBIT for 2022 of our U.S. metal container operations was compared to the actual Adjusted EBIT for 2022 of our U.S. metal container operations. If the actual Adjusted EBIT of our U.S. metal container operations for 2022 was between 96% and 104% of the budgeted Adjusted EBIT of our U.S. metal container operations for 2022, then Mr. Snyder would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2022 (i.e., 21% of his annual salary). If the actual Adjusted EBIT of our U.S. metal container operations for 2022 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for our U.S. metal container operations for 2022, then the portion of Mr. Snyder’s bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2022 would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
96%	21%
100%	21%
104%	21%
112%	42%

The non-financial goals for our U.S. metal container operations for 2022, as approved by the Compensation Committee, were the following:

•	market leadership;
•	operational leadership;
•	free cash flow management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

For the portion of Mr. Snyder’s bonus payable based upon non-financial goals for our U.S. metal container operations (i.e., 30% of his annual target bonus of 30% of his annual salary, or 9% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2022.

In 2022, our U.S. metal container operations achieved 99.1% of its budgeted Adjusted EBIT and 117.0% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Snyder for 2022 based upon the achievement of a financial goal by our U.S metal container operations in 2021 was 21% of his annual salary received in 2022 in accordance with the chart above. The bonus amount payable to Mr. Snyder for 2022 based upon the achievement of non-financial goals by our U.S metal container operations in 2022 was 10.53% of his annual salary received in 2022, calculated as follows:

117% x 9% = 10.53%

Therefore, Mr. Snyder’s bonus for 2022 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 31.53% (21% plus 10.53%) of his annual salary received in 2022 (which equates to approximately 105.1% of his annual target bonus of 30% of his annual salary received in 2022).

Equity Based Compensation

Under the Prior Stock Incentive Plan, the Compensation Committee provided equity-based compensation to executive officers of the Company and its subsidiaries through awards that achieved the Compensation Committee’s objectives of attracting and retaining officers and other key employees and aligning their interests with those of the stockholders of the Company. If the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan is approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Compensation Committee will continue to provide equity-based compensation officers and other key employees of the Company and its subsidiaries through awards under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan to achieve the same objectives. The purpose of the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan and the Prior Stock Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation.

The Compensation Committee is responsible for administering the Prior Stock Incentive Plan, including the awards granted thereunder prior to its expiration. If the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan is approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Compensation Committee will be responsible for administering the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, including determining recipients of awards, approving awards, setting the terms and conditions of awards, and interpreting and prescribing rules for administering the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan. The Prior Stock Incentive Plan allowed, and the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan will allow, the Compensation Committee to grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

From 2005 to 2022, the Compensation Committee granted only restricted stock units and performance awards for restricted stock units under the Prior Stock Incentive Plan. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the Prior Stock Incentive Plan, the Compensation Committee generally granted (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Prior Stock Incentive Plan permitted the Compensation Committee to grant awards to officers and other key employees of the Company and its subsidiaries at other times and for other purposes. If the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan is approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Compensation Committee intends to continue these practices under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan.

To attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least one year from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the Compensation Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions.

Additionally, to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of the CEO, targeted annual bonus) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For grants made in 2022, the Compensation Committee established in 2021 the Company’s Adjusted EBITDA, subject to adjustment as determined by the Compensation Committee for acquisitions and divestitures, as the performance criteria and the minimum level of performance by the Company for 2021 as 75% of the Company’s Adjusted EBITDA level in 2020. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of the CEO, bonus). For 2022, the target multiple for Mr. Greenlee was three times his salary and bonus. For 2022, the target multiple for each of Messrs. Lewis, Hogan, Martin and Snyder was three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of the CEO, bonus) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of the CEO, bonus). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2022, Messrs. Greenlee, Lewis, Hogan, Martin and Snyder were granted performance awards for 25,100 restricted stock units, 9,100 restricted stock units, 7,100 restricted stock units, 5,100 restricted stock units and 9,700 restricted stock units, respectively, on the basis described in this paragraph, since the Company achieved the minimum level of performance established by the Compensation Committee for such grants.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Greenlee, Lewis, Hogan, Martin and Snyder to supplement their total compensation. These grants vest ratably over a period of at least three years from the date of grant or all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee and are forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for the year of or following such grant and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In March 2020, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan were granted performance awards for 32,000, 32,000 and 14,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for these grants, vest ratably over a three year period from the date of grant. In March 2021, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan were granted performance awards for 26,500, 26,500 and 11,500 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2021, vest ratably over a three year period from the date of grant. In March 2022, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan were granted performance awards for 47,000, 23,000 and 10,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2022, vest ratably over a three year period from the date of grant. In March 2022, on the basis described in this paragraph, Mr. Greenlee was granted a performance award for 66,300 restricted stock units, which, since the Company attained the applicable performance criteria for 2022, vests ratably over a five year period from the date of grant. This performance award of 66,300 restricted stock units was granted to Mr. Greenlee in connection with his promotion to CEO on September 1, 2022, as the Compensation Committee adjusted his annual base salary at the time of his promotion to CEO but had not yet adjusted his equity compensation. In March 2022, on the basis described in this paragraph, Mr. Snyder was granted a performance award for 50,000 restricted stock units, which, since the Company attained the applicable performance criteria for 2022, vest all at once on March 1, 2027. In June and November 2020, on the basis described in this paragraph, Mr. Martin was granted performance awards for 10,000 and 42,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for these grants, vest all at once on March 1, 2024. The Compensation Committee views all these performance awards as additional compensation for the applicable individual spread evenly over the entire vesting period, rather than being entirely allocated to the year of grant (as required under SEC reporting rules).

For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the performance award of 32,000 restricted stock units granted to him on March 1, 2020 over the three-year vesting period of such performance award, the compensation attributable to the performance award of 26,500 restricted stock units granted to him on March 1, 2021 over the three-year vesting period of such performance award, the compensation attributable to the performance award of 47,000 restricted stock units granted to him on March 1, 2022 over the three-year vesting period of such performance award and the compensation attributable to the performance award of 66,300 restricted stock units granted to him on March 1, 2022 over the five-year vesting period of such performance award. Therefore, the Compensation Committee allocates the compensation attributable to such awards equally over each year of the applicable vesting period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views the performance award of 32,000 restricted stock units granted to Mr. Greenlee on March 1, 2020 as additional compensation annually of $304,267 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, the performance award of 26,500 restricted stock units granted to Mr. Greenlee on March 1, 2021 as additional compensation annually of $338,538 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, the performance award of 47,000 restricted stock units granted to Mr. Greenlee on March 1, 2022 as additional compensation annually of $649,383 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, and the performance award of 66,300 restricted stock units granted to Mr. Greenlee on March 1, 2022 as additional compensation annually of $549,627 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the five-year vesting period of such performance award, in each case in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table.

Restricted stock units granted under the Prior Stock Incentive Plan carried with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual only upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company. If the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan is approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Compensation Committee intends to continue granting restricted stock units with dividend equivalent rights under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines applicable to our Directors at five times the $110,000 annual cash retainer payable to Directors, our CEO at six times our CEO’s annual base salary, our other Named Executive Officers at three times his or her annual base salary and our other executive officers at one times his or her annual base salary. These guidelines apply to all equity holdings and are subject to a transition period of five years from the adoption date in 2018 and for newly elected Directors and executive officers.

Anti-Hedging and Anti-Pledging Policy

The Company has adopted an anti-hedging and anti-pledging policy applicable to our Board of Directors and officers of the Company and subsidiaries of the Company. This policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from directly or indirectly purchasing any financial instrument or engaging in any transaction (such as puts, calls, options, swaps, exchange funds, other derivative securities, collars, forward contracts, short sales or other similar monetization transactions) with respect to any equity securities of the Company held directly or indirectly by any such person (including equity securities granted as compensation), the purpose, effect or design of which is to hedge or offset any decrease in market value of the equity securities of the Company. In addition, the policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from purchasing any equity securities of the Company on margin, holding any equity securities of the Company in an account on which any borrowing is outstanding, borrowing against any equity securities of the Company on margin, or pledging or borrowing against any equity securities of the Company as collateral for any loan of any kind.

Retirement and Other Benefits

The Company also provides pension, 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement and other benefits to Messrs. Greenlee and Lewis. Such individuals are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries, can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company and can participate in the medical benefits provided they pay 100% of their premiums. This approach allows Messrs. Greenlee and Lewis to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

Each of Messrs. Hogan and Snyder participate in (i) the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan (a defined benefit plan intended to be qualified under Section 401(a) of the Code), if such officer was hired before 2007, (ii) the Silgan Containers Retirement Savings Plan, or the Silgan Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions), (iii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Silgan Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iv) medical benefits and group life insurance benefits generally available to all salaried employees of the Company and Silgan Containers on the same basis as they are available to all other salaried employees of the Company and Silgan Containers. Mr. Martin participates in (i) the Silgan Retirement Savings Plan, or the Silgan Plastics 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions), and (ii) medical benefits and group life insurance benefits generally available to all salaried employees of Silgan Plastics on the same basis as they are available to all other salaried employees of Silgan Plastics.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Greenlee is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Lewis is entitled to a severance benefit, as provided in an employment letter from the Company dated June 30, 2004, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Martin is entitled to a severance benefit, as provided in an officer agreement with Silgan Plastics dated August 31, 2015, if his employment is terminated by Silgan Plastics without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus that he would have received under the applicable incentive program for the year during which his employment is terminated, prorated based on the number of days he was employed by Silgan Plastics during such year.

Tax Deductibility of Incentive Compensation

As a general matter, the Compensation Committee intends to design a compensation program for the executive officers of the Company that meets the objectives set forth above, even if such compensation is not fully deductible by the Company for federal income tax purposes. For the year ended December 31, 2022, Section 162(m) of the Code limited the Company’s deduction to $1 million for annual compensation paid to our Named Executive Officers, as defined in Section 162(m) of the Code. While the Compensation Committee considers tax implications to the Company as factors when designing our executive compensation program, they are not the only factors considered as important in our executive compensation program. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under the Code or other applicable tax laws.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2023 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: Leigh J. Abramson William T. Donovan Kimberly A. Fields Joseph M. Jordan Brad A. Lich Niharika Ramdev

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2022, 2021 and 2020 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2022 and the three most highly compensated executive officers of the Company for 2022 (other than those who served as CEO or CFO during 2022). Robert B. Lewis, our current Executive Vice President, Corporate Development and Administration, was our Chief Financial Officer for all of 2022.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(3)

Adam J. Greenlee(7) (Chief Executive Officer and President)	2022 2021 2020	$1,035,000 $ 847,206 $ 752,008	$0 $0 $0	$5,736,680 $1,276,223 $1,323,560	$0 $0 $0	$1,035,000 $ 744,440 $ 451,205	$0 $0 $0	$ 96,188 $ 63,253 $ 36,598	$7,902,868 $2,931,122 $2,563,371

Robert B. Lewis (Executive Vice President, Corporate Development and Administration and former Chief Financial Officer)	2022 2021 2020	$ 709,865 $ 685,860 $ 669,132	$0 $0 $0	$1,330,545 $1,341,375 $1,126,738	$0 $0 $0	$ 425,919 $ 411,516 $ 401,479	$0 $0 $0	$ 97,002 $ 64,861 $ 41,426	$2,563,331 $2,503,612 $2,238,775

Frank W. Hogan, III (Executive Vice President, General Counsel and Secretary)	2022 2021 2020	$ 543,699 $ 525,312 $ 512,500	$0 $0 $100,000	$ 708,795 $ 632,363 $ 633,255	$0 $0 $0	$ 326,219 $ 315,188 $ 307,500	$0 $ 39,760 $165,490	$173,374 $131,453 $ 90,075	$1,752,087 $1,644,076 $1,808,820

Jay A. Martin(8) (Senior Vice President and President of Silgan Plastics)	2022 2021	$ 517,500 $ 500,000	$0 $0	$ 211,395 $ 479,063	$0 $0	$ 154,888 $ 37,500	$0 $0	$ 92,600 $ 23,623	$ 976,383 $1,040,186

Thomas J. Snyder (President of Silgan Containers)	2022 2021 2020	$ 741,113 $ 716,051 $ 698,586	$0 $0 $0	$2,474,565 $ 352,590 $ 202,528	$0 $0 $0	$ 233,673 $ 223,622 $ 395,260	$0 $ 11,497 $220,954	$305,931 $150,783 $140,059	$3,755,282 $1,454,543 $1,657,387

(1)

Bonuses for such years were paid under applicable incentive programs of the Company and its subsidiaries and are included in column (g), except as described in the following sentence. For 2020, the Compensation Committee awarded Mr. Hogan an additional discretionary bonus in recognition of his extraordinary contributions to the Company in 2020, including with respect to the Company’s acquisition of the dispensing operations of the Albéa Group in 2020.

(2)

The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the Prior Stock Incentive Plan. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in column (e) consist of amounts attributable to (i) performance awards of restricted stock units granted annually for retention purposes that vest ratably over the applicable vesting period and (ii) performance awards of restricted stock units, or Supplemental Stock Awards, which are granted to certain officers of the Company and its subsidiaries to supplement their total compensation and which vest either ratably over a three year period from the date of grant or all at once in a single installment at least three years from the date of grant, in each case if the applicable performance criteria is attained. The amounts in columns (e) and (j) for each of 2022, 2021 and 2020 for Messrs. Greenlee, Lewis and Hogan and for 2022 for Mr. Snyder include the full amounts attributable to a Supplemental Stock Award granted to each of them in such years. Such Supplemental Stock Awards are made to certain officers of the Company and its subsidiaries to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Supplemental Stock Awards as additional compensation for the applicable individual spread evenly over the entire vesting period. For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the Supplemental Stock Award of 66,300 restricted stock units granted to him on March 1, 2022 over the five-year vesting period, since this Supplemental Stock Award vests ratably over a five year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $549,627 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $2,748,135 being included only in 2022 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 47,000 restricted stock units granted to Mr. Greenlee on March 1, 2022 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $649,383 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $1,948,150 being included only in 2022 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 26,500 restricted stock units granted to Mr. Greenlee on March 1, 2021 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $338,538 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $1,015,613 being included only in 2021 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 32,000 restricted stock units granted to Mr. Greenlee on March 1, 2020 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $304,267 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $912,800 being included only in 2020 as reflected in columns (e) and (j). For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period,” and for further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)

The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company and its subsidiaries. For 2022, the annual cash bonus for Mr. Greenlee was earned pursuant to the Senior Executive Performance Plan, the annual cash bonuses for Messrs. Lewis and Hogan were earned pursuant to the Holdings Executive Officer Program, the annual cash bonus for Mr. Martin was earned pursuant to the incentive program for our plastic container operations and the annual cash bonus for Mr. Snyder was earned pursuant to the incentive program for our U.S. metal container operations. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)

The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The present value of Mr. Hogan’s and Mr. Snyder’s benefits under the applicable pension plan decreased by $168,882 and $325,701, respectively, in 2022, but such decreases are represented in column (h) as a change of $0 in 2022 in accordance with the applicable rules of the SEC. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)

In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $94,478 in 2022, $61,543 in 2021 and $34,888 in 2020 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,710 for each of 2022, 2021 and 2020. In the case of Mr. Lewis, the amounts in column (i) consist of payments to him of $92,100 in 2022, $59,959 in 2021 and $36,541 in 2020 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,902 in each of 2022 and 2021 and $4,885 for 2020. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $111,025 for 2022, $84,574 for 2021 and $56,162 for 2020 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $9,150 for 2022, $8,700 for 2021 and $8,550 for 2020 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $47,133 in 2022, $32,334 in 2021 and $19,700 in 2020 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $6,067 for 2022, $5,845 for 2021 and $5,663 for 2020. In the case of Mr. Martin, the amounts in column (i) include contributions by Silgan Plastics for him in the amount of $10,250 for 2022 and $9,750 for 2021 to the grantor trust for the Silgan Plastics 401(k) Plan, payments to him of $81,486 in 2022 and $13,045 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $839 for 2022 and $803 for 2021. In the case of Mr. Snyder, the amounts in column (i) include contributions by Silgan Containers for him in the amount of $105,110 for 2022, $107,290 for 2021 and $99,484 for 2020 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $18,300 for 2022, $17,400 for 2021 and $17,100 for 2020 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Snyder also include payments to him of $177,619 in 2022, $21,191 in 2021 and $20,853 in 2020 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,902 for each of 2022 and 2021 and $2,622 for 2020.

(7)

On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021. On July 1, 2021, in connection with Mr. Greenlee’s election and appointment as Chief Executive Officer of the Company effective September 1, 2021, the Compensation Committee approved (i) a $229,192 increase in the annual base salary for Mr. Greenlee from $770,808 to $1,000,000, effective September 1, 2021, and (ii) an increase in the maximum annual target cash bonus for Mr. Greenlee for 2021 from 80% of his annual base salary to 100% of his annual base salary received from and after September 1, 2021, with his maximum annual target cash bonus remaining at 80% of his annual base salary received prior to September 1, 2021, resulting in a maximum annual target cash bonus for Mr. Greenlee for 2021 of 87.87% of his annual base salary, all calculated and determined as previously approved by the Compensation Committee.

(8)	Since Mr. Martin was a Named Executive Officer for the first time in 2021, compensation information for him for 2020 is not required to be presented.

Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period

The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the total compensation of our Named Executive Officers by adjusting the total compensation amounts in column (j) of the Summary Compensation Table to reflect the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards. The amounts in the column titled “Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period” consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) of the Summary Compensation Table for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Supplemental Stock Awards to include compensation attributable to such Supplemental Stock Awards spread evenly over the entire vesting period of such Supplemental Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, in contrast to including the full amounts of the compensation attributable to such Supplemental Stock Awards in the year of grant as reflected in columns (e) and (j) of the Summary Compensation Table. For further information on equity based compensation provided by the Company, you should read the sections in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation” and “Executive Compensation—Summary Compensation Table.”

(a)	(b)	(c)	(d)
Name and Principal Position	Year	Total Compensation from Column (j) of the Summary Compensation Table($)	Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period($)

Adam J. Greenlee	2022	$7,902,868	$5,030,901
(Chief Executive Officer and President)	2021	$2,931,122	$3,594,366
	2020	$2,563,371	$2,996,430

Robert B. Lewis	2022	$2,563,331	$2,695,518
(Executive Vice President,	2021	$2,503,612	$3,166,856
Corporate Development and Administration and former Chief Financial Officer)	2020	$2,238,775	$2,671,834

Frank W. Hogan, III	2022	$1,752,087	$1,810,109
(Executive Vice President, General Counsel and Secretary)	2021	$1,644,076	$1,933,870
	2020	$1,808,820	$1,995,319

Jay A. Martin(1)	2022	$ 976,383	$1,571,498
(Senior Vice President and President of Silgan Plastics)	2021	$1,040,186	$1,914,012

Thomas J. Snyder(2)	2022	$3,755,282	$2,330,516
(President of Silgan Containers)	2021	$1,454,543	$1,878,743
	2020	$1,657,387	$2,081,587

(1)

In each of March 2018 and March 2019, Mr. Martin was granted a performance award of 20,000 restricted stock units, which, since the Company attained the applicable performance criteria for each such performance award, vested all at once in a single installment on March 1, 2022. In addition, in June 2020 and November 2020, Mr. Martin was granted performance awards of 10,000 restricted stock units and 42,000 restricted stock units, respectively, each of which, since the Company attained the applicable performance criteria for such performance awards in 2021, will vest all at once in a single installment on March 1, 2024. The last column in the table above reflects the Compensation Committee’s allocation of the compensation attributable to such awards equally over the applicable vesting period as opposed to all in the year of grant as the Summary Compensation Table requires. Accordingly, the Compensation Committee views each such performance award as additional compensation of $142,750, $189,700, $87,552 and $453,824 (in each case, using the grant date fair value), respectively, for Mr. Martin for 2021.

(2)

In March 2017, Mr. Snyder was granted a performance award of 70,000 restricted stock units (as adjusted for the two-for-one stock split effected on May 26, 2017), which, since the Company attained the applicable performance criteria for such performance award, vested all at once in a single installment on March 1, 2022. The last column in the table above reflects the Compensation Committee’s allocation of the compensation attributable to such award equally over the applicable five-year vesting period as opposed to all in the year of grant as the Summary Compensation Table requires. Accordingly, the Compensation Committee views such performance award as additional compensation of $424,200 (using the grant date fair value) for Mr. Snyder for each year of the five-year vesting period.

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2022 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs,” and all equity awards were made under the Prior Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compensation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Adam J. Greenlee	—	—	—	$1,035,000	$1,035,000	—	—	—	—	—	—	—
	03/01/2022	02/23/2022	—	—	—	—	—	—	25,100(3)	—	—	$1,040,395
	03/01/2022	02/23/2022	—	—	—	—	—	—	47,000(4)	—	—	$1,948,150
	03/01/2022	02/23/2022	—	—	—	—	—	—	66,300(5)	—	—	$2,748,135

Robert B. Lewis	—	—	—	$ 425,919	$ 425,919	—	—	—	—	—	—	—
	03/01/2022	02/23/2022	—	—	—	—	—	—	9,100(3)	—	—	$ 377,195
	03/01/2022	02/23/2022	—	—	—	—	—	—	23,000(6)	—	—	$ 953,350

Frank W. Hogan, III	—	—	—	$ 326,219	$ 326,219	—	—	—	—	—	—	—
	03/01/2022	02/23/2022	—	—	—	—	—	—	7,100(3)	—	—	$ 294,295
	03/01/2022	02/23/2022	—	—	—	—	—	—	10,000(7)	—	—	$ 414,500

Jay A. Martin	—	—	—	$ 155,250	$ 310,500	—	—	—	—	—	—	—
	03/01/2022	02/23/2022	—	—	—	—	—	—	5,100(3)	—	—	$ 211,395

Thomas J. Snyder	—	—	—	$ 222,334	$ 444,668	—	—	—	—	—	—	—
	03/01/2022	02/23/2022	—	—	—	—	—	—	9,700(3)	—	—	$ 402,065
	03/01/2022	02/23/2022	—	—	—	—	—	—	50,000(8)	—	—	$2,072,500

(1)

The amounts in columns (e) and (f) represent the target bonus award and the maximum bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2022, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid under non-equity incentive plans for 2022 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement.

(2)

The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2022.

(3)	These awards are awards of restricted stock units that vest ratably over a five year period from the grant date of March 1, 2022.

(4)

On February 23, 2022, the Compensation Committee approved a performance award for 47,000 restricted stock units for Mr. Greenlee, which performance award was subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. The Company attained such performance criteria for 2022, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2022.

(5)

On February 23, 2022, the Compensation Committee approved a performance award for 66,300 restricted stock units for Mr. Greenlee, which performance award was subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. The Company attained such performance criteria for 2022, and such restricted stock units will vest ratably over a five year period from the date of grant of March 1, 2022.

(6)

On February 23, 2022, the Compensation Committee approved a performance award for 23,000 restricted stock units for Mr. Lewis, which performance award was subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. The Company attained such performance criteria for 2022, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2022.

(7)

On February 23, 2022, the Compensation Committee approved a performance award for 10,000 restricted stock units for Mr. Hogan, which performance award was subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. The Company attained such performance criteria for 2022, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2022.

(8)

On February 23, 2022, the Compensation Committee approved a performance award for 50,000 restricted stock units for Mr. Snyder, which performance award was subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. The Company attained such performance criteria for 2022, and such restricted stock units will vest all at once on March 1, 2027.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2022. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2022.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Adam J. Greenlee	—	—	—	—	—	3,100(2)	$ 160,704	—	—
	—	—	—	—	—	9,720(3)	$ 503,885	—	—
	—	—	—	—	—	8,640(4)	$ 447,898	—	—
	—	—	—	—	—	10,667(2)	$ 552,977	—	—
	—	—	—	—	—	5,440(5)	$ 282,010	—	—
	—	—	—	—	—	17,667(6)	$ 915,857	—	—
	—	—	—	—	—	25,100(7)	$1,301,184	—	—
	—	—	—	—	—	—	—	66,300(8)	$3,436,992
	—	—	—	—	—	—	—	47,000(9)	$2,436,480

Robert B. Lewis	—	—	—	—	—	2,800(2)	$ 145,152	—	—
	—	—	—	—	—	9,920(10)	$ 514,253	—	—
	—	—	—	—	—	4,500(11)	$ 233,280	—	—
	—	—	—	—	—	10,667(2)	$ 552,977	—	—
	—	—	—	—	—	6,800(12)	$ 352,512	—	—
	—	—	—	—	—	17,667(6)	$ 915,857	—	—
	—	—	—	—	—	9,100(13)	$ 471,744	—	—
	—	—	—	—	—	—	—	23,000(14)	$1,192,320

Frank W. Hogan, III	—	—	—	—	—	2,280(2)	$ 118,195	—	—
	—	—	—	—	—	6,840(15)	$ 354,586	—	—
	—	—	—	—	—	4,920(16)	$ 255,053	—	—
	—	—	—	—	—	4,667(2)	$ 241,937	—	—
	—	—	—	—	—	4,000(17)	$ 207,360	—	—
	—	—	—	—	—	7,667(18)	$ 397,457	—	—
	—	—	—	—	—	7,100(19)	$ 368,064	—	—
	—	—	—	—	—	—	—	10,000(20)	$518,400

Jay A. Martin	—	—	—	—	—	1,700(2)	$ 88,128	—	—
	—	—	—	—	—	5,080(21)	$ 263,347	—	—
	—	—	—	—	—	1,860(22)	$ 96,422	—	—
	—	—	—	—	—	10,000(23)	$ 518,400	—	—
	—	—	—	—	—	42,000(23)	$2,177,280	—	—
	—	—	—	—	—	10,000(24)	$ 518,400	—	—
	—	—	—	—	—	5,100(25)	$ 264,384	—	—

Thomas J. Snyder	—	—	—	—	—	3,040(2)	$ 157,594	—	—
	—	—	—	—	—	10,000(26)	$ 518,400	—	—
	—	—	—	—	—	4,260(27)	$ 220,838	—	—
	—	—	—	—	—	7,360(28)	$ 381,542	—	—
	—	—	—	—	—	9,700(29)	$ 502,848	—	—
	—	—	—	—	—	—	—	50,000(30)	$2,592,000

(1)

The amount in column (h) is determined based on a price per share of $51.84, the closing sales price for a share of our Common Stock on the last business day of 2022 (December 30, 2022) as quoted by the New York Stock Exchange.

(2)	These restricted stock units vest on March 1, 2023.

(3)	These restricted stock units vest as follows: 4,860 on March 1, 2023; and 4,860 on March 1, 2024.

(4)	These restricted stock units vest as follows: 2,880 on March 1, 2023; 2,880 on March 1, 2024; and 2,880 on March 1, 2025.

(5)	These restricted stock units vest as follows: 1,360 on March 1, 2023; 1,360 on March 1, 2024; 1,360 on March 1, 2025; and 1,360 on March 1, 2026.

(6)	These restricted stock units vest as follows: 8,834 on March 1, 2023; and 8,833 on March 1, 2024.

(7)	These restricted stock units vest as follows: 5,020 on March 1, 2023; 5,020 on March 1, 2024; 5,020 on March 1, 2025; 5,020 on March 1, 2026; and 5,020 on March 1, 2027.

(8)

These restricted stock units vest ratably in five installments over a five year period from the date of grant as follows: 13,260 on March 1, 2023; 13,260 on March 1, 2024; 13,260 on March 1, 2025; 13,260 on March 1, 2026; and 13,260 on March 1, 2027. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. In 2023, it was determined that the Company attained such performance criteria for 2022, and accordingly such restricted stock units will vest as described above.

(9)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 15,667 on March 1, 2023; 15,666 on March 1, 2024; and 15,667 on March 1, 2025. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. In 2023, it was determined that the Company attained such performance criteria for 2022, and accordingly such restricted stock units will vest as described above.

(10)	These restricted stock units vest as follows: 4,960 on March 1, 2023; and 4,960 on March 1, 2024.

(11)	These restricted stock units vest as follows: 1,500 on March 1, 2023; 1,500 on March 1, 2024; and 1,500 on March 1, 2025.

(12)	These restricted stock units vest as follows: 1,700 on March 1, 2023; 1,700 on March 1, 2024; 1,700 on March 1, 2025; and 1,700 on March 1, 2026.

(13)	These restricted stock units vest as follows: 1,820 on March 1, 2023; 1,820 on March 1, 2024; 1,820 on March 1, 2025; 1,820 on March 1, 2026; and 1,820 on March 1, 2027.

(14)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 7,667 on March 1, 2023; 7,666 on March 1, 2024; and 7,667 on March 1, 2025. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. In 2023, it was determined that the Company attained such performance criteria for 2022, and accordingly such restricted stock units will vest as described above.

(15)	These restricted stock units vest as follows: 3,420 on March 1, 2023; and 3,420 on March 1, 2024.

(16)	These restricted stock units vest as follows: 1,640 on March 1, 2023; 1,640 on March 1, 2024; and 1,640 on March 1, 2025.

(17)	These restricted stock units vest as follows: 1,000 on March 1, 2023; 1,000 on March 1, 2024; 1,000 on March 1, 2025; and 1,000 on March 1, 2026.

(18)	These restricted stock units vest as follows: 3,834 on March 1, 2023; and 3,833 on March 1, 2024.

(19)	These restricted stock units vest as follows: 1,420 on March 1, 2023; 1,420 on March 1, 2024; 1,420 on March 1, 2025; 1,420 on March 1, 2026; and 1,420 on March 1, 2027.

(20)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 3,333 on March 1, 2023; 3,334 on March 1, 2024; and 3,333 on March 1, 2025. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. In 2023, it was determined that the Company attained such performance criteria for 2022, and accordingly such restricted stock units will vest as described above.

(21)	These restricted stock units vest as follows: 2,540 on March 1, 2023; and 2,540 on March 1, 2024.

(22)	These restricted stock units vest as follows: 620 on March 1, 2023; 620 on March 1, 2024; and 620 on March 1, 2025.

(23)	These restricted stock units vest all at once on March 1, 2024.

(24)	These restricted stock units vest as follows: 2,500 on March 1, 2023; 2,500 on March 1, 2024; 2,500 on March 1, 2025; and 2,500 on March 1, 2026.

(25)	These restricted stock units vest as follows: 1,020 on March 1, 2023; 1,020 on March 1, 2024; 1,020 on March 1, 2025; 1,020 on March 1, 2026; and 1,020 on March 1, 2027.

(26) These restricted stock units vest as follows: 5,000 on March 1, 2023; and 5,000 on March 1, 2024.

(27)	These restricted stock units vest as follows: 1,420 on March 1, 2023; 1,420 on March 1, 2024; and 1,420 on March 1, 2025.

(28)	These restricted stock units vest as follows: 1,840 on March 1, 2023; 1,840 on March 1, 2024; 1,840 on March 1, 2025; and 1,840 on March 1, 2026.

(29)	These restricted stock units vest as follows: 1,940 on March 1, 2023; 1,940 on March 1, 2024; 1,940 on March 1, 2025; 1,940 on March 1, 2026; and 1,940 on March 1, 2027.

(30)

These restricted stock units vest all at once on March 1, 2027. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2022 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2022. In 2023, it was determined that the Company attained such performance criteria for 2022, and accordingly such restricted stock units will vest as described above.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2022 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Adam J. Greenlee	—	—	72,232	$2,994,016
Robert B. Lewis	—	—	70,672	$2,929,354
Frank W. Hogan, III	—	—	35,226	$1,460,118
Jay A. Martin	—	—	49,720	$2,060,894
Thomas J. Snyder	—	—	83,620	$3,466,049

(1)

The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the New York Stock Exchange on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the applicable pension plan. The basic terms of this plan are generally described below. Each of Messrs. Greenlee, Lewis and Martin does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)

Adam J. Greenlee	—	—	—	—
Robert B. Lewis	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	26	$785,658	$0
Jay A. Martin	—	—	—	—
Thomas J. Snyder	Silgan Containers Pension Plan for Salaried Employees	33	$768,410	$0

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2022 using the following assumptions:

(i)	benefit commencement at normal retirement age (age 65);
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 5.57% at December 31, 2022 and 3.02% at December 31, 2021;
(iv)

post-retirement mortality determined using the Mercer Industry Longevity Experience Study male annuitant mortality for Auto, Industrial Goods and Transportation with no collar adjustment and with the Mercer Modified 2021 generational improvements for December 31, 2022 and December 31, 2021; and

(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $305,000 (to be indexed for inflation) on compensation taken into account for 2022. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Messrs. Hogan and Snyder participate in the Silgan Containers Supplemental Plan. Each of Messrs. Greenlee, Lewis and Martin does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(4)

Adam J. Greenlee	—	—	—	—	—
Robert B. Lewis	—	—	—	—	—
Frank W. Hogan, III	$33,233	$111,025	$(566,237)	$0	$2,142,823
Jay A. Martin	—	—	—	—	—
Thomas J. Snyder	$39,584	$105,110	$ 151,356	$0	$2,370,123

(1)

The amount in column (b) for each of Messrs. Hogan and Snyder represents contributions by him in 2022 to the Silgan Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(2)

The amount in column (c) for each of Messrs. Hogan and Snyder represents contributions for 2022 by the Company (in the case of Mr. Hogan) and by Silgan Containers (in the case of Mr. Snyder) to the Silgan Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(3)

The amount in column (d) for each of Messrs. Hogan and Snyder consists of the appreciation and earnings on his account under the Silgan Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

(4)

The amount in column (f) for Mr. Hogan includes an aggregate of $660,055 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2007, 2009 and since 2011. The amount in column (f) for Mr. Snyder includes an aggregate of $1,189,200 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2009 through 2011 and since 2013.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Messrs. Hogan and Snyder, accrued and vested benefits under and pursuant to the applicable pension plan and supplemental executive retirement plan.

Upon termination of employment for any reason, all restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following in the event that his employment is terminated without cause:

•

Mr. Greenlee is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

Mr. Lewis is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•	Mr. Hogan is entitled to a lump sum severance benefit equal to his then current annual salary.

•

Mr. Martin is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus that he would have received under the applicable incentive program for the year during which his employment is terminated, prorated based on the number of days he was employed by the Company during such year.

•	Mr. Snyder is entitled to a lump sum severance benefit equal to his then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2022.

(a)	(b)
Name	Severance Payment($)(1)

Adam J. Greenlee	$2,070,000
Robert B. Lewis	$1,135,784
Frank W. Hogan, III	$ 543,699
Jay A. Martin	$ 672,750
Thomas J. Snyder	$ 741,113

(1)

The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2022 plus in the case of each of Messrs. Greenlee, Lewis and Martin a bonus for 2022 at the maximum amount payable to him as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding restricted stock units granted under the Prior Stock Incentive Plan. For restricted stock units granted under the Prior Stock

Incentive Plan, upon a change of control all such restricted stock units shall only become vested if the acquiring or surviving corporation does not assume such restricted stock units. If the acquiring company assumes such restricted stock units and the employment of a holder of any such assumed restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the Prior Stock Incentive Plan provides that the applicable award agreement shall govern the treatment of an award upon a change of control, which may differ from the foregoing, and any such provision for a change of control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $51.84 (the closing sales price of a share of our Common Stock on December 30, 2022, the last business day of 2022 as quoted by the New York Stock Exchange) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31, 2022 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the Prior Stock Incentive Plan) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units($)(1)

Adam J. Greenlee	$10,037,987
Robert B. Lewis	$ 4,378,095
Frank W. Hogan, III	$ 2,461,052
Jay A. Martin	$ 3,926,361
Thomas J. Snyder	$ 4,373,222

(1)	As of December 31, 2022, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the median of the annual total compensation of all of our employees to the annual total compensation of Mr. Adam J. Greenlee, our CEO and President. For 2022, our last completed fiscal year:

•	the median of the annual total compensation of all of our employees, not including our CEO, was $35,582; and

•	the annual total compensation of our CEO, calculated as described above, was $7,902,868.

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 222 to 1.

The following calculation, which is not required under the SEC’s rules and is not a substitute for the presentation of the ratio above that is required under the SEC’s rules, provides the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees using the total compensation of our CEO in 2022 that reflects the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, which spreads such compensation attributable to such Supplemental Stock Awards evenly over the entire vesting period of such Supplemental Stock Awards instead of all in the year of grant. For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” For 2022, the annual total compensation of our CEO, reflecting the compensation attributable to the Supplemental Stock Awards granted to him spread evenly over the entire vesting period of such Supplemental Stock Awards, was $5,030,901, and the ratio of such annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 141 to 1.

As previously reported in each of our 2021 and 2020 Proxy Statements, we applied the following methodology and made the following material assumptions, adjustments and estimates, all as permitted by the SEC rules, to identify our median-compensated employee:

•

we collected for all of our employees worldwide total compensation reflected in our payroll records as reported to the various taxing authorities, generally consisting of salary, wages, overtime, bonus and other taxable compensation, as our consistently applied compensation measure;

•	we selected December 31, 2020 as the date on which we would identify the median-compensated employee;

•	all compensation that was given in a currency other than U.S. dollars was converted into U.S. dollars using the average exchange rate for 2020 for each such currency;

•

we annualized the compensation of all individuals that became our employees as a result of our acquisitions of (i) Cobra Plastics, Inc. on February 4, 2020 and (ii) the dispensing operations of the Albéa Group on June 1, 2020;

•	we did not exclude any employees and we did not use any statistical sampling techniques; and

•	we did not make any cost-of-living adjustments.

For 2022, the median-compensated employee for this pay ratio disclosure is the same employee that we identified as the median-compensated employee in our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2022. Since identifying the original median-compensated employee in 2020, there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

We calculated our median-compensated employee’s annual total compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which are the same requirements used to calculate the annual total compensation of our CEO as reported in the Summary Compensation Table included elsewhere in this Proxy Statement. The annual total compensation of our median-compensated employee was lower in 2022 than in 2021 due primarily to unfavorable currency conversion rates in 2022 as compared to 2021 which impacted such median-compensated employee’s annual total compensation by approximately 12.3% and less overtime pay earned in 2022.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and based on the methodology, assumptions, adjustments and estimates described above, which were chosen from a wide range of permissible methodologies, assumptions, adjustments and estimates. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, assumptions, adjustments and estimates and which may have a significantly different work force structure than ours, are likely not comparable to our CEO pay ratio.

Pay vs. Performance
The following table, or the Pay vs. Performance Table, is required by the
SEC
to be included in this Proxy Statement to (i) summarize compensation paid to our CEO, who is our principal executive officer, or PEO, as set forth in our Summary Compensation Table, compensation actually paid to our PEO calculated as prescribed by SEC rules, average compensation paid to our
Non-PEO
Named Executive Officers, or NEOs, as set forth in our Summary Compensation Table, and average compensation actually paid to our
Non-PEO
NEOs calculated as prescribed by SEC rules, each for the years 2022, 2021 and 2020; and (ii) provide total shareholder return values for the Company and its peer group for the period beginning January 1, 2020 through December 31, 2022 and the net income and Adjusted EBITDA of the Company for 2022, 2021 and 2020. On July 1, 2021, the Board of Directors of the Company elected and appointed Adam J. Greenlee as CEO of the Company, effective
September
1, 2021, succeeding Anthony J. Allott in such position. Mr. Allott was our CEO from March 2006 through August 2021. Therefore, information for each of Mr. Allott and Mr. Greenlee are included in the table and charts below during the time periods for which they served as our CEO.
For each of 2020, 2021 and 2022, the increase in the Compensation Actually Paid to the PEO and the
Non-PEO
NEOs over the Summary Compensation Table totals for the PEO and the
Non-PEO
NEOs was almost entirely due to the increase in the share price of the Company’s Common Stock in each of such years. For example, for 2022, the price per share of the Company’s Common Stock which was used to calculate equity compensation for columns (c) and (e) in the Pay vs. Performance Table below was the closing sales price of $51.84 on the last business day of 2022 (December 31, 2022), which reflects an increase of approximately 25% from the share price of $41.45 (the average of the high and low sales prices on the grant date of March 1, 2022) used to calculate equity compensation in the Summary Compensation Table, and an increase of approximately 21% from the closing sales price of $42.84 on December 31, 2021 used to calculate the increase in value of outstanding equity awards, which increase in value is included in the amounts in columns (c) and (e) in the Pay vs. Performance Table below, as compared to the Summary Compensation Table which does not include amounts for increases or decreases in values of outstanding equity awards.

							Value of Initial Fixed $100 Investment Based On:
(a)	(b)(1)	(b)(1)	(c)(1)(2)	(c)(1)(3)	(d)(4)	(e)(4)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)
Year	Summary Compensation Table Total for First PEO (Allott)	Summary Compensation Table Total for Second PEO (Greenlee)	Compensation Actually Paid to First PEO (Allott)	Compensation Actually Paid to Second PEO (Greenlee)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Company Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Dollars in thousands)	Adjusted EBITDA (Dollars in thousands)

2022	N/A	$7,902,867	N/A	$9,811,477	$2,261,771	$3,052,252	$173.91	$110.49	$340,848	$964,034
2021	$6,242,894	$2,931,122	$8,314,969	$3,705,740	$1,660,604	$2,306,732	$141.75	$134.41	$359,081	$846,441
2020	$5,928,906	N/A	$8,400,607	N/A	$2,067,088	$2,487,955	$121.08	$121.14	$308,722	$766,836

(1)
The Company’s PEO for 2020 was Mr. Allott. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Mr. Allott in such position. Therefore, in 2021 the first PEO of the Company was
Mr. Allott
and the second PEO of the Company was Mr. Greenlee. The Company’s PEO for 2022 was Mr. Greenlee.

(2)
To determine the compensation actually paid to Mr. Allott for 2021, Mr. Allott’s total compensation for 2021 in the Summary Compensation Table was reduced by $3,602,550 for equity awards and then $5,674,625 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Allott for 2020, Mr. Allott’s total compensation for 2020 in the Summary Compensation Table was reduced by $3,417,295 for equity awards and then $5,888,996 was added back for equity awards, including for equity awards granted in previous years.

(3)	To determine the compensation actually paid to Mr. Greenlee for 2022, Mr. Greenlee’s total compensation for 2022 in the Summary Compensation Table was reduced by $5,736,680 for equity awards and then

$7,645,290 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2021, Mr. Greenlee’s total compensation for 2021 in the Summary Compensation Table was reduced by $1,276,223 for equity awards and then $2,050,841 was added back for equity awards, including for equity awards granted in previous years.

(4)
The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2020 were Adam J. Greenlee, Robert B. Lewis, Frank W. Hogan, III and Thomas J. Snyder.

(5)
To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2022, the Company’s
Non-PEO
NEOs’ average total compensation for 2022 in the Summary Compensation Table was reduced by $1,181,325 for equity awards and $0 for pension benefits and then $1,894,706 was added back for equity awards, including for equity awards granted in previous years, and $77,100 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2021, the Company’s
Non-PEO
NEOs’ average total compensation for 2021 in the Summary Compensation Table was reduced by $701,347 for equity awards and $51,257 for pension benefits and then $1,317,304 was added back for equity awards, including for equity awards granted in previous years, and $81,428 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2020, the Company’s
Non-PEO
NEOs’ average total compensation for 2020 in the Summary Compensation Table was reduced by $821,520 for equity awards and $386,444 for pension benefits and then $1,557,743 was added back for equity awards, including for equity awards granted in previous years, and $71,088 was added back for pension benefits.

(6)	The Company Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2020 and that all dividends are reinvested.

(7)
The Peer Group Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2020 and that all dividends are reinvested. The companies in the Peer Group Total Shareholder Return, or the Peer Group, consist of the companies that make up the Dow Jones US Containers & Packaging Index, which are: Amcor plc, AptarGroup Inc., Ardagh Metal Packaging SA, Avery Dennison Corporation, Ball Corporation, Berry Global Group Inc., Crown Holdings Inc., Graphic Packaging Holding Company, International Paper Company, Packaging Corporation of America, Sealed Air Corporation, Silgan Holdings Inc., Sonoco Products Company and Westrock Company. The Dow Jones US Containers & Packaging Index is weighted on the basis of market capitalization.

(8)
Net income for the Company in 2022, 2021 and 2020 includes rationalization charges of $74.1 million, $15.0 million and $16.0 million, respectively. Net income for the Company in 2022 also includes a charge of $25.2 million for the settlement with the European Commission.

(9)
In the Company’s assessment, for the most recently completed fiscal year,
Adjusted EBITDA
represents the most important financial performance measure used by the Company to link compensation actually paid to the Company’s NEOs to the Company’s performance. Adjusted EBITDA is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions and the impact from any foreign currency devaluations, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses.

Relationship between Compensation Paid and Performance Measures
The charts below show the
relationship
between the
Compensation
Actually
Paid
(calculated as prescribed by SEC rules) to the PEO and the Average Compensation Actually Paid (calculated as prescribed by SEC rules) to the
Non-PEO
NEOs
in 2020, 2021 and 2022 to each of (1) total shareholder return, or TSR, for the Company and the Peer Group for such years, (2) the net income of the Company for such years and (3) the Adjusted EBITDA of the Company for such years.

The following table lists the three financial performance measures that represent the most important financial performance measures used by our Compensation Committee to link compensation actually paid to the Company’s NEOs to the
Company’s
performance for the year ended December 31, 2022:

Financial Performance Measures

Adjusted EBITDA(1)
Adjusted EBIT(2)
Adjusted Earnings Per Diluted Share(3)

(1)
Adjusted EBITDA for 2022 is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions and the impact from any foreign currency devaluations, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses.

(2)
Adjusted EBIT for 2022 is calculated from the Company’s audited financial statements as net income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations and costs attributed to announced acquisitions and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses and unusual business impacts and acquisitions and/or divestitures.

(3)
Adjusted Earnings Per Diluted Share for 2022 is calculated from the Company’s audited financial statements as net income per diluted share excluding rationalization charges, costs attributable to announced acquisitions, the purchase accounting write-up
of inventory, loss on early extinguishment of debt and charge for the European Commission settlement.

Supplemental Compensation Information
The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides a supplemental summary of the total compensation for the years indicated in the table for our PEO and
Non-PEO
NEOs (on an average basis) from (i) the Summary Compensation Table, (ii) the Pay vs. Performance Table and (iii) the Company’s alternative presentation of the Compensation Committee’s view of total compensation included in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (c) in the table below are from column (j) in the Summary Compensation Table and were calculated in accordance with the prescribed SEC’s rules related to the Summary Compensation Table. The amounts in column (d) in the table below are from columns (c) and (e), as applicable, in the Pay vs. Performance Table and were calculated in accordance with the prescribed SEC’s rules related to the Pay vs. Performance Table. In contrast to the Summary Compensation Table and the Pay vs. Performance Table, we have provided an alternative presentation of the total compensation for our PEO and
Non-PEO
NEOs which can be found in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (e) in the table below are from column (d) of such table. This alternative presentation provides total compensation information for our PEO and
Non-PEO
NEOs that is calculated consistent with the Compensation Committee’s view on total compensation, including equity compensation and how equity compensation should be calculated for purposes of total compensation. For further information, you should read the sections of this Proxy Statement titled “Executive Compensation – Compensation Discussion and Analysis – Equity Based Compensation,” “Executive Compensation – Summary Compensation Table,” “Executive Compensation – Pay vs. Performance”

and “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Periods.”

(a)	(b)	(c)	(d)	(e)
Name	Year	Total Compensation from column (j) of the Summary Compensation Table ($)	Total Compensation from columns (c) and (e), as applicable, of the Pay vs. Performance Table ($)	Total Compensation from column (d) of the Company’s Presentation of its Compensation Committee’s view on Total Compensation ($)

Adam J. Greenlee(1)	2022	$7,902,868	$9,811,477	$5,030,901
(PEO since September 1, 2021)	2021	$2,931,122	$3,705,740	$3,594,366

Anthony J. Allott(1)	2021	$6,242,984	$8,314,969	$7,874,687
(PEO until September 1, 2021)	2020	$5,928,906	$8,400,607	$7,008,394

All Non-PEO NEOs(2)	2022	$2,261,771	$3,052,252	$2,101,910
(on an average basis)	2021	$1,660,604	$2,306,732	$2,223,370
	2020	$2,067,088	$2,487,955	$2,436,293

(1)
The Company’s PEO for 2022 was Adam J. Greenlee. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Therefore, in 2021 Mr. Allott was the Company’s PEO until September 1, 2021 and Mr. Greenlee was the Company’s PEO since September 1, 2021. The Company’s PEO for 2020 was Mr. Allott.

(2)
The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2020 were Adam J. Greenlee, Robert B. Lewis, Frank W. Hogan, III and Thomas J. Snyder.

PROPOSAL 2: APPROVAL OF THE SILGAN HOLDINGS INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

You are being asked to approve the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, or, for purposes of this proposal only, the Plan. The Silgan Holdings Inc. Amended and Restated 2004 Stock Incentive Plan, as amended, or the Prior Stock Incentive Plan, expired on December 31, 2022. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging officers and other key employees and non-employee directors of the Company to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers and other key employees and non-employee directors with exceptional qualifications and (iii) linking officers and other key employees and non-employee directors of the Company directly to stockholder interests through increased stock ownership. The Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Differences between the Plan and the Prior Stock Incentive Plan

The Plan was approved and adopted by our Board of Directors, effective as of March 23, 2023, subject to approval of the Plan by our stockholders at the Meeting. As discussed below, the terms and conditions of the Plan are substantially similar to the terms and conditions of the Prior Stock Incentive Plan and the number of shares available for issuance under the Plan is the same number of shares that were available for issuance under the Prior Stock Incentive Plan at the time of its expiration on December 31, 2022. Certain differences between the Plan and the Prior Stock Incentive Plan are as follows (which are in addition to non-substantive clarifications and improvements):

•	Removes certain references and provisions related to Section 162(m) of the Code; and

•	Provides for a termination date of March 31, 2029.

A copy of the Plan is set forth as Appendix A to this Proxy Statement. All descriptions of the Plan set forth herein are qualified in their entirety by the actual provisions of the Plan included in this Proxy Statement.

Voting Required

Stockholder approval of the Plan requires the favorable vote of a majority of the votes cast at the Meeting. If stockholders do not approve the Plan, we will not be able to grant equity awards to any of our officers, key employees or directors under the Plan.

Description of the Plan

Shares Available Under the Plan

The Plan provides for the issuance of up to 3,410,184 shares of our Common Stock pursuant to awards under the Plan, which is the same number of shares that was available for issuance under the Prior Stock Incentive Plan at the time of its expiration on December 31, 2022. We are not increasing the number of shares of our Common Stock available for issuance under the Plan from the number of shares of our Common Stock that was available for issuance under the Prior Stock Incentive Plan.

If this proposal is approved by our stockholders, we anticipate that we will have sufficient shares of Common Stock reserved to make equity grants to participants under the Plan for the foreseeable future based on our past practices. The closing sales price of our Common Stock was $52.06 per share on April 5, 2023, as quoted by the New York Stock Exchange.

As of the Record Date, the Company’s “equity overhang,” or the percentage of outstanding shares of our Common Stock represented by all equity awards granted under the Prior Stock Incentive Plan, was 0.77%. If the

Plan is approved by our stockholders at the Meeting, the equity overhang represented by all equity awards granted and available for future grant under all plans would have been approximately 2.41% as of the Record Date. The Company’s equity overhang has ranged between 2.65% and 4.27% from 2018 through 2022 and has averaged approximately 3.38% over such period. Equity overhang is calculated as all shares issuable upon vesting of outstanding restricted stock units plus all shares available for future grants under all plans, divided by the sum of (a) the number of shares of our Common Stock outstanding plus (b) the number of shares in the numerator. The Company does not currently have any outstanding stock options or any equity plans other than the Plan and the Prior Stock Incentive Plan. Our equity overhang has been calculated on the assumption that all shares available for future grant are in the form of restricted stock units (whether time-vested or containing performance conditions), as the Compensation Committee has issued only restricted stock units under the Prior Stock Incentive Plan (although the Compensation Committee may issue other types of awards under the Plan as described below).

Another measurement that may be considered meaningful by some stockholders in connection with a proposal to adopt an equity plan is the “burn rate.” The burn rate is calculated as restricted stock units granted in a fiscal year, divided by the number of shares of our Common Stock outstanding at the end of that fiscal year. Our burn rate for 2022 was 0.39%, for 2021 was 0.33%, for 2020 was 0.45% and for the last five years has averaged 0.50%. We anticipate our average burn rate under the Plan will be approximately 0.50% over the next five years, calculated assuming that the Compensation Committee continues to issue only restricted stock units under the Plan as it did under the Prior Stock Incentive Plan (although the Compensation Committee may issue other types of awards under the Plan as described below).

Each award of stock options or stock appreciation rights under the Plan, if any, would reduce the number of shares of our Common Stock available for future issuance under the Plan by the number of shares of our Common Stock subject to the award. For this purpose, if a stock option and a stock appreciation right are awarded in tandem so that the exercise of one results in the cancelation of the other, then the stock option and the stock appreciation right are deemed to relate to the same share. In contrast, each award of restricted shares or restricted stock units under the Plan reduces the number of shares of our Common Stock available for future issuance under the Plan by two shares for every one restricted share or restricted stock unit awarded.

Shares of our Common Stock subject to awards that are forfeited under the Plan or Prior Stock Incentive Plan will be added back to the share reserve under the Plan. If the Company assumes or converts awards made under a plan of another entity that the Company acquires or merges with, those assumed or converted awards do not reduce the number of shares of our Common Stock available for future issuance under the Plan.

Appropriate adjustments may be made to the maximum number of shares of our Common Stock available for issuance under the Plan in the event of a stock split, stock dividend, reclassification or similar event. Such events may also result in adjustments to the number of shares of our Common Stock subject to awards previously granted under the Plan.

Administration

The Compensation Committee is responsible for administering the Plan. The Compensation Committee selects or approves award recipients, sets the terms and conditions of awards, makes adjustments to outstanding awards and to the share reserve as permitted by the Plan, interprets the Plan and prescribes rules for administering the Plan. While the Compensation Committee is permitted to amend outstanding awards, it is not permitted to reduce the exercise price of any outstanding stock option or stock appreciation right without obtaining approval of our stockholders.

Eligibility and Limits on Awards

The Compensation Committee retains the sole discretion to select or approve the selection of employees to receive awards under the Plan. Each of the approximately fifty officers and other key employees of the Company and its subsidiaries is potentially eligible to receive awards under the Plan. Currently, each of the non-employee directors of the Company will receive restricted shares or restricted stock units under and in accordance with the Plan, subject to stockholder approval of the Plan. We currently have seven non-employee directors, and, if all of the nominees for Class II Director of the Company are elected by our stockholders at the Meeting, we will have six non-employee directors.

No more than 1,800,000 shares of our Common Stock in the aggregate may be granted to any employee in any period of 36 consecutive months pursuant to stock options and stock appreciation rights. In addition, no more than 900,000 shares of our Common Stock in the aggregate may be awarded to any one employee during any period of 36 consecutive months pursuant to awards of restricted shares or restricted stock units or otherwise pursuant to performance awards. Each of the foregoing maximum aggregate number of shares of our Common Stock set forth in this paragraph is subject to adjustment in the event of a stock split, stock dividend, reclassification or similar event.

The limits described above are not intended to indicate that all of these awards are or will be made, or that awards are or will be made up to these limits.

Types of Awards

Stock Options and Stock Appreciation Rights. Stock options give the holder the right to purchase shares of our Common Stock at a specified exercise price. Stock appreciation rights give the holder the right to receive, without any payment on the holder’s part, the excess of the fair market value of the shares of our Common Stock subject to the right at the time of exercise over a specified exercise price. All stock options granted under the Plan will be nonqualified stock options for federal income tax purposes.

The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the shares of our Common Stock subject to the award on the date of grant. Awards to employees become fully vested over a period no shorter than 12 months and have a term no longer than seven years. The ability to exercise vested stock options and stock appreciation rights after termination of employment is limited.

Stock appreciation rights may be granted alone or in tandem with a grant of stock options. When granted in tandem, the exercise of a stock option for a specified number of shares cancels the stock appreciation right for the same number of shares, and exercise of the stock appreciation right has a similar impact on the shares available under the stock option. Stock appreciation rights may be payable in cash or in shares of our Common Stock, or a combination of both, in each case having a value equal to the excess of the fair market value of the shares of our Common Stock subject to the stock appreciation right at the time of exercise over the exercise price. The Compensation Committee may permit or require such payments to be made in a lump sum or in installments.

Restricted Shares and Restricted Stock Units. Restricted shares are actual shares of our Common Stock that are subject to vesting requirements and transfer restrictions. A restricted stock unit represents the right to receive one share of our Common Stock at a future date. Restricted stock units are subject to vesting requirements and may permit the holder to defer receipt of actual shares of our Common Stock to a date subsequent to the date the restricted stock units vest. Awards of restricted shares and restricted stock units generally do not require the recipient to pay for the shares of our Common Stock, but the Compensation Committee may require payment for restricted shares.

Restricted shares and restricted stock units awarded to employees may become vested over a period no shorter than three years from the date of grant, except that awards to new employees may vest more quickly but over a period of at least one year. Awards of restricted shares to non-employee directors may vest over a period no shorter than the approximately 12 month period beginning on the first business day following each annual meeting of stockholders of the Company and ending on the date of the next annual meeting of stockholders of the Company. Holders of restricted shares have the same voting and dividend rights as other holders of shares of our

Common Stock. While holders of restricted stock units have no voting and dividend rights, as they do not hold actual shares of our Common Stock, awards of restricted stock units may provide for dividend equivalents.

Performance Awards. A performance award under the Plan is an award of restricted shares or restricted stock units where the grant of the award, or the vesting of the award, is subject to the attainment of specified performance goals. The Compensation Committee sets performance goals over periods that it selects in advance, which cannot be shorter than 12 months, and after the end of each period the Compensation Committee confirms the extent to which those goals are attained. A performance award will vest over such period as determined by the Compensation Committee in its discretion.

The performance goals are based on the attainment by the Company, or by one or more business units or subsidiaries of the Company, of specified levels of performance criteria, which may include one or more of the following:

•	pre-tax or after-tax income;

•	earnings per share;

•	income from operations;

•	earnings before interest expense and provision for income taxes (EBIT);

•	earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

•	net income;

•	revenue growth;

•	economic value added (EVA);

•	return on net or total assets;

•	free cash flow from operations;

•	free cash flow per share;

•	return on invested capital;

•	return on stockholders’ equity;

•	expense reduction;

•	working capital;

•	total stockholder return;

•	performance of the Company’s stock price; and

•	any other business criteria determined in advance and in writing by the Compensation Committee.

The Compensation Committee determines whether to measure performance under these criteria in absolute terms or in comparison to the performance of other corporations. In applying these criteria to a particular period, the Compensation Committee may, in its discretion, exclude the impact of the following: unusual or infrequently occurring charges (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)); the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization; the cumulative effect of accounting changes; discontinued operations; and any business units, divisions, subsidiaries or other entities sold or acquired. In addition, the Compensation Committee may determine after the commencement of an applicable performance period to exclude other items, each determined in accordance with generally accepted accounting principles in the United States as applicable. Notwithstanding the attainment of the performance goals for a particular period, the Compensation Committee may decrease the amount payable under any individual’s performance award, as long as that action does not increase the payment to any other holder of a performance award.

Director Awards. Pursuant to the Plan, as of the first business day following the day of each annual meeting of our stockholders (including the Meeting), each non-employee director is awarded either restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, with an aggregate fair market value of $125,000 as of the date of grant, rounded down to the nearest number of whole shares or whole stock units. Awards to non-employee directors will vest over a period no shorter than the approximately 12 month period beginning on the first business day following each annual meeting of stockholders of the Company and ending on the date of the next annual meeting of stockholders of the Company.

Deferral

The Compensation Committee may permit a participant to defer receipt of any cash that otherwise would be paid as a result of the exercise of a stock appreciation right, or of any Common Stock that otherwise would be delivered as restricted shares or as a result of the exercise of a stock option or stock appreciation right or the settlement of restricted stock units. The Compensation Committee may also prescribe rules for the treatment of deferred amounts in the event of a participant’s termination of service. A deferral may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Compensation Committee. Any dividend equivalents provided on the deferral amounts are paid immediately to the participant. A participant does not have voting rights with respect to deferred shares of Common Stock until the shares are distributed to the participant.

Change in Control

Equity awards are subject to “double trigger” change in control vesting, which means that in the event of a change in control of the Company, as defined in the Plan, all outstanding stock options and stock appreciation rights will become vested and exercisable, unless the acquiring or surviving corporation assumes those awards or substitutes its own stock for the shares underlying the awards. Also, a change in control will result in the waiver of all restrictions with respect to outstanding restricted shares and restricted stock units and any performance awards that have been earned but remain unvested will immediately become vested, in each case unless the acquiring or surviving corporation assumes the awards or substitutes its own stock for the shares underlying the awards. A participant’s assumed or substituted stock options, stock appreciation rights, restricted shares, restricted stock units and performance awards will immediately vest if the participant’s service with the Company or the acquiring or surviving corporation is terminated involuntarily without cause within 24 months after the change in control.

Unless an award provides otherwise, any amounts credited to a deferred compensation account will continue to be deferred following a change in control if our Common Stock continues to be publicly traded. If our Common Stock is not publicly traded following the change in control, the full value of the deferred amounts will be settled in cash and immediately distributed to the participant.

Transfer

Awards may not be transferred by a participant other than by will or the laws of descent and distribution, except that restricted shares may be freely transferred after the restrictions lapse or are satisfied and unrestricted shares of Common Stock are delivered.

Amendment and Termination

The Plan may be amended or terminated by the Board of Directors at any time without stockholder approval, except that any material revision to the terms of the Plan requires stockholder approval before it can be effective. A revision is “material” for this purpose if, among other changes, it materially increases the number of shares of our Common Stock that may be issued under the Plan (other than an increase pursuant to an adjustment for stock splits, stock dividends or other events permitting adjustments under the Plan), changes the types of awards under the Plan, materially expands the class of persons eligible to receive awards under the Plan, materially extends the term of the Plan, materially decreases the exercise price at which stock options or stock appreciation rights may be granted in the future, reduces the exercise price of outstanding stock options or stock appreciation rights or results in the replacement of outstanding stock options or stock appreciation rights with awards that have a lower exercise price. No amendment of the Plan can adversely affect the rights of any holder of an outstanding award without the holder’s written consent.

If stockholders of the Company approve the Plan, the Plan will automatically terminate on March 31, 2029, if not terminated earlier by the Board of Directors. No awards may be granted under the Plan after it is terminated, but any previously granted awards will remain in effect until they expire in accordance with the terms of the Plan and the applicable award agreements.

New Benefits

If the Plan is approved by our stockholders, the awards that will be granted in the future under the Plan are not currently determinable, other than awards to non-employee directors. The following table sets forth information with respect to awards of restricted shares or restricted stock units to be granted to non-employee directors under the Plan each year, if the Plan is approved by our stockholders at the Meeting.

Name and Position	Dollar Value ($)	Number of Units

Non-Executive Director Group(1)	$750,000	— (2)

(1)

Pursuant to the Plan, the grant date fair market value of each annual award of restricted shares or restricted stock units to each non-employee director will be equal to $125,000. Subject to our stockholders approval of the election of all of the nominees for Class II Director of the Company, the Company will have six non-employee directors following the Meeting.

(2)

The number of restricted shares or restricted stock units to be granted pursuant to such awards are not determinable until the date such awards are granted. Pursuant to the Plan, Ms. Ramdev, who became a Director of the Company on November 2, 2022, will also receive a pro-rated award of 1,634 restricted stock units. For further information on annual equity based director awards, you should read the section in this Proxy Statement titled “Compensation of Directors.”

Currently no benefits or amounts under the Plan have been received by or allocated to (i) our named executive officers, (ii) our executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group.

Federal Income Tax Consequences

The following is a brief summary of the current principal United States federal income tax consequences of the grant, exercise and disposition of awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Stock Options and Stock Appreciation Rights

A participant does not recognize any income at the time a stock option or stock appreciation right is granted, nor is the Company entitled to a deduction at that time. When a stock option is exercised, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of shares of Common Stock received as of the date of exercise over the exercise price. When a stock appreciation right is exercised, the holder recognizes ordinary income in an amount equal to the cash received or, if the right is paid in shares of Common Stock, the fair market value of our Common Stock recognized as received as of the date of exercise. Payroll taxes are required to be withheld from the holder on the amount of ordinary income recognized by the holder. The Company is entitled to a tax deduction with respect to a stock option or stock appreciation right at the same time and in the same amount as the holder recognizes income.

Restricted Shares

A participant does not recognize any income at the time restricted shares of our Common Stock are granted, nor is the Company entitled to a deduction at that time. In the year in which restrictions on restricted shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, that the participant paid for the shares. A participant may, however, elect within 30 days after receiving restricted shares to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant is equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Payroll taxes are required to be withheld on the income recognized by the participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Restricted Stock Units

A participant does not recognize any income at the time a restricted stock unit is granted, nor is the Company entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant recognizes ordinary income in an amount equal to the fair market value of the shares of Common Stock received. Payroll taxes are required to be withheld on the income recognized by the participant (or, if the award is subject to a vesting schedule, on the vesting date). The Company is entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Performance Awards

A participant does not recognize any income at the time a performance award is granted, nor is the Company entitled to a deduction at that time. To the extent a performance award is paid in restricted shares, a participant recognizes compensation income in the year in which the award vests and in the amount of the fair market value of the shares of Common Stock as of the vesting date. To the extent a performance award is paid in restricted stock units, a participant recognizes compensation in the year of payment in the amount of the fair market value of the shares of Common Stock as of the payment date. Payroll taxes are required to be withheld on performance awards on the vesting date (or, if the award is not subject to a vesting schedule, on the payment date). The Company is entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Code Section 409A

Awards that result in the deferral of compensation are subject to ordinary income tax and penalties in the year of vesting unless they satisfy the requirements of Section 409A of the Code. It is the intent of the Company to structure awards and administer the Plan in a manner that complies with the requirements of Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SILGAN HOLDINGS INC. SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2022.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,285,937(3)	—	3,410,184(4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,285,937	—	3,410,184

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,285,937 shares of our Common Stock granted under the Prior Stock Incentive Plan.

(4)

This amount consists of awards related to shares of our Common Stock that were available for issuance under the Prior Stock Incentive Plan on December 31, 2022. The 2004 Stock Incentive Plan expired by its terms on December 31, 2022, and no further awards are available for grant under the Prior Stock Incentive Plan as of the date hereof. If approved by our stockholders as set forth in Proposal 2 of this Proxy Statement, the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan will have the same number of shares of our Common Stock available for issuance thereunder as were available for issuance under the Prior Stock Incentive Plan at the time of its expiration on December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. In accordance with the written charter of the Audit Committee, the applicable listing standards of the New York Stock Exchange and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held nine meetings during 2022.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, as adopted by the PCAOB in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

In addition, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s Quarterly Reports on Form 10-Q and its earnings press releases.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2022. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors: Joseph M. Jordan Leigh J. Abramson William T. Donovan Kimberly A. Fields Brad A. Lich Niharika Ramdev

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in 2022 and 2021 totaled $4.6 million and $4.9 million, respectively, in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years and statutory audits of foreign subsidiary financial statements for such years. Services provided in 2021 also included the audit of the Company’s opening balance sheets and purchase price accounting for businesses acquired during 2021 and comfort letters and audit services in connection with the Company’s issuance of its 1.4% Senior Secured Notes due 2026.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in 2022 and 2021 totaled $0.1 million and $0.2 million, respectively. Services provided in both 2022 and 2021 were in respect of agreed upon procedures for certain contracts, the preparation of a tax certification attestation report for foreign subsidiaries and other minor audit-related services. Services provided in 2021 also included audit-related services in connection with certain review procedures for certain of the Company’s non-U.S. subsidiaries.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in 2022 and 2021 totaled $0.8 million and $1.3 million, respectively. Such services in both 2022 and 2021 were in respect of transfer pricing documentation assistance and advice, tax advice and assistance in connection with tax audits for certain of the Company’s non-U.S. subsidiaries, tax due diligence related to corporate development activities, preparation of a tax certification for a foreign subsidiary, preparation and review of foreign tax returns and general tax assistance and advice. Services provided in 2022 also included assistance with the Company’s application to the International Compliance Assurance Program under the Organization for Economic Cooperation and Development. Services provided in 2021 also included tax advice and assistance in connection with a potential corporate restructuring involving certain foreign subsidiaries.

All Other Fees

In 2022 and 2021, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2017, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2023 and included in Proposal 5 of this Proxy Statement. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Messrs. Greenlee and Lewis. Messrs. Greenlee and Lewis generally are not provided with any retirement or other benefits, thereby allowing them to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are also required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, to include in this Proxy Statement a separate non-binding advisory vote on the frequency of the Say-on-Pay vote of every one, two or three years.

The Board of Directors has determined to recommend to stockholders that they vote, on an advisory basis, for every year as the frequency for an advisory vote on the compensation of our Named Executive Officers, largely because a frequency of every year had received a majority of the votes cast at the last meeting of our stockholders at which an advisory vote on the frequency of the Say-on-Pay vote was held and the Company has held an advisory vote on the compensation of our Named Executive Officers every year since 2017.

You are being asked to vote, on an advisory basis, on the frequency of the Say-on-Pay advisory vote of every year, every two years or every three years. You may also abstain from voting on this matter. Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Board of Directors will consider the result of this vote when determining the frequency of future Say-on-Pay advisory votes. Stockholders are not being asked to approve or disapprove the decision of the Board of Directors to hold the advisory vote on the frequency of the Say-on-Pay advisory vote every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, FOR EVERY YEAR AS THE FREQUENCY FOR AN ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVES OFFICERS OF THE COMPANY.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required, we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2022. In 2023, Mr. Allott inadvertently filed a Form 4 one day late on February 10, 2023 to disclose his sale of 100 shares of our Common Stock on February 7, 2023.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2024 must be received by us at our principal executive offices not later than December 22, 2023. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2024 as to which the proponent has not notified us by March 6, 2024. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 20, 2023

APPENDIX A

SILGAN HOLDINGS INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

-i-

-ii-

-iii-

SILGAN HOLDINGS INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors effective as of March 23, 2023. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, other Key Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, other Key Employees and Outside Directors with exceptional qualifications, and (c) linking officers, other Key Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options, SARs, Stock Units and/or Performance Awards. Any Awards granted under this Plan shall be contingent on the approval of this Plan by the Company’s stockholders. If stockholder approval is not obtained, the Plan and any Awards granted pursuant to the Plan will be null and void and not effective.

SECTION 2.    DEFINITIONS.

(a)    “Affiliate”. Any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own less than 50% but more than 0% of such entity.

(b)    “Award”. Any award of a Restricted Share, an Option, a SAR, a Stock Unit, or a Performance Award under the Plan.

(c)    “Award Agreement”. The agreement between the Company and the recipient of an Award, which contains the terms, conditions, and restrictions pertaining to such Award.

(d)    “Board of Directors”. The Board of Directors of the Company, as constituted from time to time.

(e)    “Cause”. The definition given to such term in the Employee’s employment agreement if the Employee has such an agreement containing a definition of “Cause”. If the Employee does not have such an agreement, “Cause” shall mean gross misconduct or willful and material breach of the individual’s duties as an Employee, as determined by the Committee in its sole discretion.

(f)    “Change in Control”. The occurrence of any of the following events:

(i)    an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) or (B) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction that complies with clauses (A) and (B) of paragraph (iii) of this definition; or

(ii)    a change in the composition of the Board of Directors such that the individuals who, as of the Effective Date, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute two thirds of the Board of Directors; provided, however, for purposes of this paragraph, that any individual (i) who was nominated to the Board of Directors in accordance with the procedures described in the Second Amended and Restated Stockholders

Agreement dated as of November 28, 2022 by and among R. Philip Silver, D. Greg Horrigan and the Company, as that agreement may be amended from time to time, or (ii) whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of those individuals who are then members of the Board of Directors shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

(iii)    consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners of the Outstanding Company Voting Securities and Outstanding Company Common Stock, respectively, immediately prior to such Corporate Transaction shall beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or the outstanding shares of common stock, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as the result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Company Voting Securities or Outstanding Company Common Stock, as the case may be, and (B) individuals who were members of the Incumbent Board shall constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under Code Section 409A, a Change in Control shall mean any of the foregoing events but only to the extent it also meets the requirements of an event qualifying as a change in control event for purposes of Code Section 409A.

(g)    “Code”. The Internal Revenue Code of 1986, as amended.

(h)    “Committee”. The committee, designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(i)    “Company”. Silgan Holdings Inc., a Delaware corporation.

(j)    “Disability”. A condition entitling an Employee to long-term disability benefits under a long-term disability plan sponsored by the Company or a Parent or Subsidiary of the Company, or under the U.S. Social Security Act. For Outside Directors, “Disability” shall mean the inability by reason of illness or injury to perform substantially all duties as an Outside Director during any continuous period of 180 days. Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under Code Section 409A, a Disability shall mean any of the foregoing events, as applicable, for an Employee or an Outside Director, but only to the extent it also meets the requirements of a disability for purposes of Code Section 409A.

(k)    “Effective Date”. March 23, 2023, subject to the approval of the Plan by the Company’s stockholders at the 2023 annual meeting of the stockholders of the Company.

(l)    “Employee”. Any individual who is classified as an employee on the payroll records of the Company, a Parent or a Subsidiary.

(m)    “Exchange Act”. The Securities Exchange Act of 1934, as amended.

(n)    “Exercise Price”. In the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(o)    “Fair Market Value”. With respect to a Share, for any particular determination date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the average of the high and low sales prices for the Stock on such date on the composite tape of the principal national securities exchange on which the Stock is so listed or admitted to trade or (ii) if the Stock is not listed or admitted to trade on a national securities exchange, the fair market value of the Stock on such date as determined by the Committee through the reasonable application of a reasonable valuation method in accordance with Code Section 409A, taking into consideration, among other things, recent sales of the Stock.

(p)    “Key Employee”. Any Employee (including any officer) who is designated by the Committee as eligible to receive Awards under the Plan.

(q)    “Maximum Amount”. The maximum amount of Performance Awards that can be earned if the Performance Criteria are satisfied, as determined by the Committee.

(r)    “Option”. A nonstatutory stock option granted under Section 8 of the Plan and entitling the holder to purchase Shares.

(s)    “Outside Director”. A member of the Board of Directors who is not an Employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

(t)    “Parent”. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u)    “Participant”. An individual or estate who holds an Award.

(v)    “Performance Award”. An Award granted under Section 12 of the Plan.

(w)    “Performance Criteria”. With respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Criteria for a Performance Cycle any one or combination of the measures set forth on Exhibit A. Unless provided for by the Committee, any amendment of the Performance Criteria shall have no effect on Awards granted before the date of such amendment.

(x)    “Performance Cycle”. With respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed.

(y)    “Plan”. This Second Amended and Restated 2004 Stock Incentive Plan of Silgan Holdings Inc., as amended from time to time.

(z)    “Purchase Price”. The consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(aa)    “Prior Plan”. The Amended and Restated 2004 Stock Incentive Plan of Silgan Holdings Inc., effective as of April 3, 2015, as amended by the Amendment thereto effective as of April 15, 2019 and the Second Amendment thereto effective as of April 1, 2021, which plan expired pursuant to its terms as of December 31, 2022.

(bb)    “Restricted Share”. A Share awarded under Section 6 of the Plan.

(cc)    “Restricted Stock Unit”. A Stock Unit awarded under Section 11 of the Plan.

(dd)    “Retirement”. Voluntary termination of Service on or after age 60 with at least 10 years of Service.

(ee)    “SAR”. A stock appreciation right granted under Section 10 of the Plan.

(ff)    “Service”. Service as an Employee or Outside Director.

(gg)    “Share”. One share of Stock, as adjusted in accordance with Section 17 (if applicable).

(hh)    “Stock”. The authorized and issuable common stock of the Company ($.01 par value).

(ii)    “Stock Unit”. A bookkeeping entry representing the equivalent of one Share, as awarded under Section 11 of the Plan.

(jj)    “Subsidiary”. Any corporation, if the Company and the other subsidiaries of the Company own, in the aggregate, not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.    ADMINISTRATION.

(a)    Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board of Directors. In addition, the composition of the Committee shall satisfy:

(i)    such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(ii)    such rules as the applicable national securities exchange may establish for directors serving on the compensation committee of a company listed on such exchange.

(b)    Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)    To interpret the Plan and to apply its provisions;

(ii)    To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)    To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)    To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v)    To select the Award recipients;

(vi)    To determine the number of Shares to be offered to each Participant or to be made subject to each Option;

(vii)    To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price and the vesting of the Award, and to specify the provisions of the Award Agreement relating to such award or sale;

(viii)    To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price and the vesting or duration of the Option, and to specify the provisions of the Award Agreement relating to such Option;

(ix)    To prescribe the terms and conditions of each Performance Award, including (without limitation) the applicable Performance Criteria, the vesting of the Award and the timing of distributions, to specify the provisions of the Award Agreement relating to such Performance Award, to evaluate the applicable level of performance over a Performance Cycle, and to certify the level of performance attained with respect to the Performance Criteria;

(x)    To amend any outstanding Award Agreement, subject to applicable legal restrictions, to applicable stock exchange or stock market rules, and to the consent of the Participant who entered into such agreement, provided that the prohibitions on the repricing of Stock Options and Stock Appreciation Rights, as described in Sections 8(h) and 10(g), respectively, may not be waived, and the terms and conditions of Awards to officers and directors subject to Section 16 of the Exchange Act cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xi)    To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;

(xii)    To make any adjustments to the Plan (including, but not limited to, adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 17;

(xiii)    To make any modifications to the Plan that the Committee may determine to be necessary to implement and administer the Plan in countries outside the United States;

(xiv)    To determine under which circumstances Awards may be deferred by a Participant and the extent to which a deferral shall be credited with dividend equivalents, interest or any other form of investment return;

(xv)    To determine the disposition of each Award under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xvi)    To determine whether Awards under the Plan shall be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xvii)    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; and

(xviii)    To take any other actions deemed necessary or advisable for the administration of the Plan.

(d)    Delegation. The Committee may not delegate any authority or responsibility granted to the Committee in Section 3(c).

SECTION 4.    ELIGIBILITY.

Officers, other Key Employees and Outside Directors shall be eligible for the grant of Restricted Shares and Stock Units. Only officers and other Key Employees shall be eligible for the grant of Options, SARs and Performance Awards.

SECTION 5.    STOCK SUBJECT TO PLAN.

(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards under the Plan as of the Effective Date shall be 3,410,184 which is the same number of Shares that was available for issuance under the Prior Plan as of its expiration on December 31, 2022. The limitation of this Section 5(a) shall be subject to further adjustments pursuant to Section 5(b) and adjustments made with respect to the Stock pursuant to Section 17.

(b)    Application of Limitation. The number of Shares available for future Awards under the Plan shall be reduced (i) in the case of Awards of Options and SARs, by the number of Shares issuable upon exercise of such Options and SARs, and (ii) in the case of Awards of Restricted Shares or Stock Units by two Shares for every one Restricted Share or Stock Unit awarded. For this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Share. If Awards under the Plan or the Prior Plan are forfeited or cancelled or expire or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. Shares granted under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity shall not reduce the number of Shares available for Awards under the Plan. Shares otherwise issuable or issued pursuant to the Plan or the Prior Plan in respect of any Award of Options or SARs, in each case that are withheld to cover taxes or satisfy any exercise price on such Award, and all Shares subject to exercised Stock-settled SARs, shall be treated as having being issued under the Plan and shall not again become available for Awards under the Plan. Shares otherwise issuable or issued in respect of any Award of Restricted Shares or Stock Units pursuant to the Plan or the Prior Plan (commencing with vesting events on March 1, 2023, but not effective until May 31, 2023), in each case that are withheld to cover taxes, shall not be treated as having been issued under the Plan and shall become available for Awards under the Plan.

(c)    Dividends and Dividend Equivalents. The Committee in its discretion may provide in any Award Agreement that dividends and dividend equivalents shall be paid or credited on vested Awards or on all Awards granted under the Award Agreement. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Awards available under the Plan. Dividends and dividend equivalents may be distributed immediately or credited to a deferred compensation account established for the Participant by the Committee as an entry on the Company’s books, as elected by the Participant. The Committee shall determine any terms and conditions on deferral of a dividend or dividend equivalent, including any interest or other form of investment return.

(d)    Limits on Individual Grants. No Participant may be granted Awards of more than 900,000 Restricted Shares or Stock Units (or any combination thereof) during any period of 36 consecutive months. Performance Awards shall be paid in Restricted Shares or Stock Units, and shall be subject to the limit set forth in the preceding sentence. No Participant may be granted Awards of Options or SARs (or any combination thereof) with respect to more than 1,800,000 Shares during any period of 36 consecutive months (for this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Shares). The limits of this Section 5(d) reflect all adjustments, and shall be subject to further adjustments, made with respect to the Stock pursuant to Section 17.

SECTION 6.    RESTRICTED SHARES.

(a)    Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Committee may condition a Participant’s eligibility for a grant of Restricted Shares on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section 12. The provisions of the various Award Agreements granting Restricted Shares under the Plan need not be identical.

(b)    Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past service and future service. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c)    Vesting. Each Award of Restricted Shares to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years from the date of grant, as specified in the Award Agreement, except that Restricted Shares granted to a new Employee in the fiscal year of the Company in which his or her Service first commences may become vested more quickly, but over a period no shorter than one year from the date of grant. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment, the unvested Shares shall be forfeited, provided that an Award Agreement may provide for accelerated vesting in the event of the Employee’s death, Disability or Retirement or other events. Restricted Shares shall immediately become vested in the event of a Change in Control unless the Shares vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the outstanding Restricted Shares or the outstanding Restricted Shares are converted into stock of the surviving corporation or its parent or subsidiary. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the Restricted Stock, a Participant’s assumed or substituted Shares shall become fully vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of Restricted Shares granted to Outside Directors shall be subject to Section 15(b).

(d)    Voting and Dividend Rights. Participants holding Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except that Restricted Shares shall be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the Award vests.

SECTION 7.    OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)    Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than pursuant to an Option) shall automatically expire if not exercised by the Participant 30 days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

(b)    Withholding Taxes. As a condition to the purchase of Shares, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

(a)    Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. All Options granted under the Plan shall be nonstatutory stock options. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements granting Options under the Plan need not be identical.

(b)    Exercise Price. Each Award Agreement granting Options shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for Options granted in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this Section 8(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9.

(c)    Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

(d)    Exercisability. Each Award Agreement granting Options shall specify the date when all or any installment of the Option is to become exercisable. Each Option granted to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment, the unvested Options shall be forfeited. Subject to the foregoing in this subsection (d), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable. Such provisions need not be uniform among all Options issued pursuant to the Plan.

(e)    Term of the Option. The Award Agreement granting Options to an Employee shall also specify the term of the Option, which term shall not be longer than seven years, and shall provide for extension of the Option term or expiration of the Option prior to the end of the term in the event of the termination of the Employee’s Service, as described below:

(i)    In the event of the Employee’s termination of Service due to death or Disability, the term of the Option shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided, however, that there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(ii)    In the event of the Employee’s Retirement, the term of the Option shall expire as of the earlier of the first anniversary of the Employee’s Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(iii)    In the event of the involuntary termination of the Employee’s Service without Cause, the term of the Option shall expire as of the earlier of 90 days following the date of the Employee’s termination or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(iv)    In the event of the Employee’s voluntary resignation (other than Retirement) or the Employee’s involuntary termination of Service for Cause, all outstanding Options shall immediately be cancelled.

Options granted to an Employee may be awarded in combination with SARs, and such an Award shall provide that the Options shall not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this subsection (e), the Committee at its sole discretion shall determine when an Option is to expire. Such provisions need not be uniform among all Options issued pursuant to the Plan.

Notwithstanding anything herein to the contrary, in no event shall an extension of an Option term occur to the extent that such extension would result in adverse tax consequences under Code Section 409A.

(f)    Effect of Change in Control. An Option shall become exercisable as to all of the Shares subject to such Option in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options, a Participant’s assumed Options or substituted options shall become exercisable as to all of the shares subject to such options in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

(g)    No Rights as a Stockholder. A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made to the Award, except as provided in Section 17.

(h)    Prohibition on Repricing. The Committee shall not reduce the Exercise Price of an Option (except for adjustments permitted by Section 17), cancel and replace an existing Option with an Option having a lower Exercise Price, or cancel an Option with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment, without in each case first obtaining approval for such actions from the Company’s stockholders or, in any event, to the extent such repricing or cancellation and replacement or exchange would result in adverse tax consequences under Code Section 409A.

SECTION 9.    PAYMENT FOR SHARES.

(a)    General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America or an approved cash equivalent at the time when such Shares are purchased, either alone or in combination with one or both of the payment methods permitted under Section 9(b) and 9(c) below.

(b)    Surrender of Stock. To the extent that an Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares that have already been owned by the Participant or his representative for more than six months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. Notwithstanding the foregoing, the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)    Cashless Exercise. To the extent that an Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 10.    STOCK APPRECIATION RIGHTS.

(a)    Award Agreement. Each grant of a SAR under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting SARs under the Plan need not be identical.

(b)    Exercise Price. Each Award Agreement granting SARs shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for SARs granted in combination with Options or in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this Section 10(b), the Exercise Price under any SAR shall be determined by the Committee at its sole discretion.

(c)    Exercisability. Each Award Agreement granting SARs shall specify the date when all or any installment of the SAR is to become exercisable. Each SAR shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant’s termination of employment, the unvested SAR shall be forfeited. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when all or any installment of a SAR is to become exercisable. Such provisions need not be uniform among all SARs issued pursuant to the Plan.

(d)    Term of SAR. The Award Agreement granting the SAR shall also specify the term of the SAR, which term shall not be longer than seven years, and may provide for extension of the SAR term or expiration prior to the end of the SAR term in the event of the termination of the Participant’s employment.

(i)    In the event of the Participant’s termination of Service due to death or Disability, the term of the SAR shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided, however, that there shall be a minimum period of six months to exercise any vested SARs following such termination of Service, regardless of the original expiration date specified in the Award Agreement.

(ii)    In the event of the Participant’s Retirement, the term of the SAR shall expire as of the earlier of the first anniversary of the Participant’s Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

(iii)    In the event of the involuntary termination of the Participant’s Service without Cause, the term of the SAR shall expire as of the earlier of 90 days following the date of the Participant’s termination or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

(iv)    In the event of the Participant’s voluntary resignation (other than Retirement) or the Participant’s involuntary termination of Service for Cause, all outstanding SARs shall immediately be cancelled.

A SAR may be awarded in combination with an Option either at the time of the Option grant or any time thereafter. Such an Award shall provide that the SAR shall not be exercisable unless the related Option is forfeited. A SAR granted under the Plan may provide that it shall be exercisable only in the event of a Change in Control. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when a SAR is to expire. Such provisions need not be uniform among all SARs issued pursuant to the Plan. Notwithstanding anything herein to the contrary, in no event shall an extension of a SAR term occur to the extent that such extension would result in adverse tax consequences under Code Section 409A.

(e)    Effect of Change in Control. A SAR shall become fully exercisable in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SAR or substitutes its own stock for the Shares underlying the outstanding SARs. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SARs or substitutes its own stock for the Shares underlying the outstanding SARs, a Participant’s assumed SARs or substituted SARs shall become exercisable as to all of the shares subject to such SARs in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

(f)    Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant holding the SAR (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of any cash or the Fair Market Value of any Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SAR exceeds the Exercise Price.

(g)    Prohibition on Repricing. The Committee shall not reduce the Exercise Price of a SAR (except for adjustments permitted by Section 17), cancel and replace an existing SAR with a SAR having a lower Exercise Price, or cancel a SAR with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment, without in each case first obtaining approval for such actions from the Company’s stockholders or, in any event, to the extent such repricing or cancellation and replacement or exchange would result in adverse tax consequences under Code Section 409A.

SECTION 11.    RESTRICTED STOCK UNITS.

(a)    Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify the number of Restricted Stock Units and the circumstances (if any) under which the Stock Units can be deferred. The Committee may condition a Participant’s eligibility for a grant of Restricted Stock Units on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section 12. The provisions of the various Award Agreements granting Stock Units under the Plan need not be identical.

(b)    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)    Vesting Conditions. Each Award of Restricted Stock Units to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years, as specified in the Award Agreement, except that Restricted Stock Units granted to a new Employee in the fiscal year of the Company in which his Service commences may vest more quickly, but over a period no shorter than one year from the date of the grant. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment or directorship, the unvested Stock Units shall be forfeited, provided that an Award Agreement may provide for accelerated vesting in the event of the Employee’s death, Disability or Retirement or other events. Restricted Stock Units shall immediately become vested in the event of a Change in Control unless the Stock Units vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the outstanding Stock Units. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the Shares underlying the outstanding Stock Units, a Participant’s assumed or substituted Restricted Stock Units shall become immediately vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of Restricted Stock Units granted to Outside Directors shall be subject to Section 15(b) and the vesting requirements of Restricted Stock Units that are Performance Awards shall be subject to Section 12(e). Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(d)    Voting and Dividend Rights. Participants holding Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Stock Unit is vested.

(e)    Settlement of Stock Units. Settlement of vested Stock Units shall be made in the form of Shares, except that dividend equivalents credited on Stock Units shall be paid in cash. Distribution of Shares attributable to Stock Units may occur or commence when all vesting and settlement conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 18. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 17.

(f)    Creditors’ Rights. A Participant holding Stock Units shall have no rights thereby other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 12.    PERFORMANCE AWARDS.

(a)    Award Agreement. Each grant of Performance Awards under this Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Performance Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting Performance Awards under the Plan need not be identical.

(b)    Eligibility. Except as otherwise determined by the Committee, within 90 days after the commencement of a Performance Cycle, the Committee shall determine the Employees who are eligible to receive a Performance Award for the Performance Cycle.

(c)    Performance Cycle. Performance Awards shall be granted in connection with a Performance Cycle, as determined by the Committee in its discretion, provided that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

(d)    Earn-Out.

(i)    Within 90 days (or such other period determined by the Committee) after the commencement of a Performance Cycle, the Committee shall fix and establish in writing the Performance Criteria that shall apply to that Performance Cycle and the Maximum Amount that may be paid to each recipient of a Performance Award. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid, and, if applicable, the maximum amount that may be earned upon attainment of various levels of performance that equal or exceed the minimum required level, and any vesting schedule that shall apply after the Performance Award is earned.

(ii)    The Committee may, in its discretion, select Performance Criteria that measure the performance of the Company or one or more business units or Subsidiaries of the Company. The Committee may select Performance Criteria that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii)    The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the Performance Awards payable to any Employee with respect to any given Performance Cycle, provided that no reduction shall result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Employee.

(iv)    Performance Awards shall be based on the Performance Criteria and payment formulas that the Committee, in its discretion, may establish for these purposes.

(e)    Vesting.

(i)    Each Performance Award shall vest, in the discretion of the Committee, over such period as is specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant’s termination of employment with respect to any earned Performance Awards, the unvested Performance Awards shall be forfeited.

(ii)    In the event of a Change in Control, any Performance Award (including any dividend equivalents, interest or other forms of return credited on the Performance Award) that has been earned but remains unvested shall immediately become fully vested, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Award, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Awards, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award, a Participant’s assumed or substituted Performance Awards shall become immediately vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(f)    Settlement of Performance Awards. Performance Awards shall be settled solely in the form of Restricted Shares or Stock Units or any combination of the foregoing.

(g)    Dividend Equivalents. A Performance Award may be credited with dividend equivalents, interest or any other form of investment return, as determined by the Committee. These credits shall be distributed to the Participant immediately.

SECTION 13.    LEAVES OF ABSENCE.

An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any Subsidiary), as determined in the sole discretion of the Committee. Service does not terminate when an Employee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting or if continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee shall determine which leaves count toward Service and when Service terminates for all purposes under the Plan.

SECTION 14.    TERMINATION FOR CAUSE.

Notwithstanding anything to the contrary herein, if an Employee incurs a termination of Service for Cause, then all of the Employee’s outstanding Options and SARs, whether vested or unvested, and all of the Employee’s unvested Restricted Shares and Restricted Stock Units shall immediately be cancelled.

SECTION 15.    DIRECTOR AWARDS.

(a)    Annual Grant. On the first business day following the day of each annual meeting of the stockholders of the Company, each Outside Director shall be granted an Award of Restricted Shares or Restricted Stock Units, in the discretion of the Board of Directors, which Award shall have an aggregate Fair Market Value of $125,000 as of the date of grant, provided that no fractional Share or fractional Stock Unit shall be issued. In addition, for an Outside Director who is elected to the Board of Directors subsequent to an annual meeting of stockholders of the Company in a particular year, such Outside Director shall also be granted, on the first business day after the next annual meeting of stockholders of the Company, a prorated amount of the Award of Restricted Shares or Restricted Stock Units, as the case may be, that were granted to Outside Directors following the annual meeting of stockholders of the Company in such particular year (based on the number of days that such Outside Director served as a Director of the Company during the period from the last annual meeting of stockholders of the Company to and including the next annual meeting of stockholders of the Company). If an Outside Director would otherwise acquire the right to receive fractional Shares or fractional Stock Units pursuant to the preceding sentence, such right shall be disregarded and the Award shall be rounded down to the nearest number of whole Shares or whole Stock Units, as applicable. Notwithstanding anything to the contrary herein, the Board of Directors shall determine the terms of any Award to an Outside Director, which terms shall be set forth in an Award Agreement between the recipient and the Company. The terms of any Award of Restricted Shares shall conform to the provisions of Section 6, and the terms of any Award of Restricted Stock Units shall conform to the provisions of Section 11, in each case except to the extent specifically modified by this Section 15.

(b)    Vesting. Each Award of Restricted Shares or Restricted Stock Units to an Outside Director shall become fully vested, in the sole discretion of the Board of Directors, over a period no shorter than the approximately twelve (12) month period beginning on the first business day following each annual meeting of stockholders of the Company and ending on the date of the next annual meeting of stockholders of the Company, as specified in the Award Agreement; provided that, a prorated Award (granted as provided in Section 15(a) above) to an Outside Director who is elected to the Board of Directors subsequent to an annual meeting of stockholders of the Company shall become fully vested on the date of the next annual meeting of stockholders of the Company. Vesting shall occur, at once or in installments, upon satisfaction of the conditions set forth in the Award Agreement. If the conditions on vesting have not been satisfied as of the termination of the Outside Director’s Service, the unvested Awards shall be forfeited.

SECTION 16.    DEATH OF RECIPIENT.

Any Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of an Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

SECTION 17.    ADJUSTMENT OF SHARES.

(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)    The number of Shares available for future Awards under Section 5(a);

(ii)    The limitation on Shares available for grant to any individual under Section 5(d);

(iii)    The number of Shares covered by each outstanding Option and SAR;

(iv)    The Exercise Price under each outstanding Option and SAR; or

(v)    The number of Stock Units included in any Award that has not yet been settled.

Except as provided in this Section 17, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. No adjustment shall be made with respect to Awards to the extent the adjustment would result in adverse tax consequences under Code Section 409A.

(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)    Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the following:

(i)    The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)    The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

(iii)    The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

(iv)    Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)    Settlement of the outstanding Awards (including any dividend equivalents, interest or other return credited to the Participant’s deferred compensation account) in cash or cash equivalents followed by cancellation of such Awards.

When an Award is granted or at any time thereafter, the Committee, in its discretion, may specify how the Award shall be treated in the event of a merger or other reorganization if the agreement of merger or reorganization does not make provision for outstanding Awards.

(d)    Reservation of Rights. Except as provided in this Section 17, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price of Shares subject to an Option or SAR. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 18.    DEFERRAL OF AWARDS.

(a)    Deferral Forms. The Committee (in its sole discretion) may permit a Participant to:

(i)    have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units;

(ii)    have cash that otherwise would be paid to such Employee as a result of the exercise of a SAR credited to a deferred compensation account established for such Employee by the Committee as an entry on the Company’s books; or

(iii)    have Shares that otherwise would be delivered to such Participant as Restricted Shares or as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)    Deferral Conditions. If the deferral or conversion of Awards is permitted, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) with respect to the settlement of deferred compensation accounts established under this Section 18. The Award Agreement may provide that, in the event of the Participant’s death, disability, involuntary termination of Service or attainment of a particular age, a deferred Award shall be paid to the Participant, to the extent vested, unless the Participant affirmatively elects to continue to defer distribution.

(c)    Effect of a Change in Control. In the event of a Change in Control, any amounts credited to a deferred compensation account shall continue to be deferred if the Stock of the Company continues to be publicly traded following the Change in Control, except to the extent that the Award Agreement provides otherwise. If the Stock of the Company is not publicly traded following the Change in Control, the full value of the deferred amounts shall be settled in cash or cash equivalents and immediately distributed to the Participant. Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(d)    Voting and Dividend Rights. A deferred compensation account established under this Section 18 may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Committee in its discretion. Any dividend equivalents issued on the deferred amounts shall be paid to the Participant immediately. A Participant shall not have voting rights with respect to deferred Shares until the Shares are distributed to the Participant. A Participant for whom a deferred compensation account is established shall have no rights with respect to the deferred amounts other than the rights of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company.

(e)    Compliance with Code Section 409A. Notwithstanding anything to the contrary herein, this Plan incorporates all applicable restrictions of Code Section 409A and guidance issued thereunder, and the Plan shall be deemed amended as necessary to conform to the requirements of Code Section 409A any Awards that are deferred pursuant to this Section 18 and any other Awards that are considered to be “deferred compensation” for purposes of Code Section 409A. Notwithstanding anything in the Plan or any Award to the contrary, to the extent necessary to avoid adverse tax consequences under Code Section 409A, in the event that a Participant is determined to be a specified employee in accordance with Code Section 409A, and the regulations and other guidance issued thereunder for purposes of any payment upon “separation from service” (as such term is defined therein), such payments shall be made or begin, as applicable, on the first day of the first month which is more than six months following the date of separation from service.

SECTION 19.    FRACTIONAL SHARES.

No fractional Shares shall be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant shall receive, in lieu of the fractional Share, an amount in cash equal to the Fair Market Value of the fractional Share as of the date of the settlement of the Award, except as provided in Section 15(a).

SECTION 20.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other agreements, plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan as Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5(a).

The Company may also grant Shares under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Such Shares shall not reduce the number of Shares available under Section 5(a).

SECTION 21.    NONTRANSFERABILITY OF AWARD.

No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except that (a) an Award may be transferred by will or by the laws of descent or distribution, and (b) Restricted Shares may be freely transferred after the Shares vest and are delivered to the Participant, provided that Restricted Shares awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an effective registration for resale under the Securities Act. For purposes of clause (b), “affiliate” shall have the meaning assigned to that term under Rule 144.

SECTION 22.    LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, applicable state securities laws and regulations and the regulations of the National Association of Securities Dealers or any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency that the Company determines is necessary or advisable. Awards under the Plan are also intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid conflict. No Participant shall be entitled to receive, exercise, transfer or settle any Award if the grant, exercise, transfer or settlement would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

SECTION 23.    WITHHOLDING TAXES.

(a)    General. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Method of Satisfying Withholding Obligations. The Committee, in its sole discretion, may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares or cash that otherwise would be issued to him or her, or by surrendering all or a portion of any Shares that he or she previously acquired and has held for at least six months. Such Shares shall be valued at their Fair Market Value as of the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the required tax withholding.

SECTION 24.    NO EMPLOYMENT RIGHTS.

No provision of the Plan nor any right or Option granted under the Plan shall be construed to give any person the right to become, to be treated as, or to remain an Employee or director of the Company. The Company and its Subsidiaries reserve the right to terminate any person’s employment at any time and for any reason, with or without notice.

SECTION 25.    NO SEGREGATION OF ASSETS.

Neither the Company nor any Subsidiary shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

SECTION 26.    EFFECT ON OTHER PLANS.

Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan shall have no impact on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

SECTION 27.    DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall terminate automatically on March 31, 2029, and may be terminated on any earlier date pursuant to Section 27(b) below.

(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with the consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Notwithstanding the foregoing, no material revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company. A revision is “material” for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase described in Section 5(b) or Section 17 of the Plan), changes the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, decreases the Exercise Price at which Options or SARs may be granted (other than an adjustment in Exercise Price permitted by Section 17), or allows for the cancellation of an Option or SAR with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment.

(c)    Effect of Amendment or Termination. The termination of the Plan or any amendment thereof shall not affect any Share previously issued or any Award previously granted under the Plan. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or SAR or settlement of a Stock Unit granted prior to such termination.

SECTION 28.    CHOICE OF LAW.

The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by federal law.

SECTION 29.    SEVERABILITY.

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

EXHIBIT A

PERFORMANCE CRITERIA

In establishing performance targets to measure the performance of the Company, a Subsidiary or a business unit during a specified period pursuant to Section 12 of the Plan, the Committee shall select one or more of the following business criteria:

(i)    pre-tax or after-tax income;

(ii)    earnings per Share;

(iii)    income from operations;

(iv)    earnings before interest expense and provision for income taxes (EBIT);

(v)    earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

(vi)    net income;

(vii)    revenue growth;

(viii)    economic value added (EVA);

(ix)    return on net or total assets;

(x)    free cash flow from operations;

(xi)    free cash flow per Share;

(xii)    return on invested capital;

(xiii)    return on stockholders’ equity;

(xiv)    expense reduction;

(xv)    working capital;

(xvi)    total stockholder return;

(xvii)    performance of the Company’s stock price; and

(xviii)    and/or any other business criteria determined in advance and in writing by the Committee.

The Committee, in its discretion, may elect to exclude, in calculating performance under any of the above criteria, (i) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) any business units, divisions, Subsidiaries or other entities sold or acquired. The Committee may determine after the commencement of the applicable Performance Cycle also to exclude other items, each determined in accordance with generally accepted accounting principles in the United States (to the extent applicable).

SILGAN HOLDINGS INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends that you vote FOR all nominees with respect to Proposal 1, FOR Proposals 2, 3 and 4, and 1 YEAR for Proposal 5.	+

1. ELECTION OF DIRECTORS (CLASS II)

Nominees (to serve until the	FOR	WITHHOLD	EXCEPTIONS*
Company’s Annual Meeting of	all nominees	AUTHORITY
Stockholders in 2026 and until	listed below	to vote for all
their successors are duly elected and qualified):		nominees listed below

01 Leigh J. Abramson 02 Robert B. Lewis 03 Niharika Ramdev	☐	☐	☐

*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

2. To approve the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan.		For ☐	Against ☐	Abstain ☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.		For ☐	Against ☐	Abstain ☐

4. Advisory vote to approve the compensation of the Company’s named executive officers.		For ☐	Against ☐	Abstain ☐

5. Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

6. To consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SILGAN HOLDINGS INC.

4 LANDMARK SQUARE

STAMFORD, CONNECTICUT 06901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Adam J. Greenlee and Frank W. Hogan, III as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $0.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 5, 2023 at an Annual Meeting of Stockholders of the Company to be held on May 30, 2023 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees with respect to Proposal 1, FOR Proposals 2, 3 and 4, and 1 YEAR on Proposal 5.

(Continued and to be dated and signed on the reverse side.)

C	Change of Address - Please print new address below.